Exhibit 10.2
THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

MASTER GROUND HANDLING AGREEMENT
BY AND AMONG
AMERICAN AIRLINES, INC.
AND
AMERICAN EAGLE AIRLINES, INC.
AND
EXECUTIVE AIRLINES, INC.

APPENDIX 1:	Stations

SCHEDULE 1:	Accounting and Auditing Procedures and Payment Terms

SCHEDULE 2:	USPS Regulations

SCHEDULE 3:	Non-Performance Charges

SCHEDULE 4:	Pass Through Costs, Absorbed Expenses and Controllable Costs

SCHEDULE 5:	Controllable On-Time Departure Performance

EXHIBIT A:	American’s Security Policies and Procedures

Form of Station Exhibit — STN

MASTER GROUND HANDLING AGREEMENT
     This Master Ground Handling Agreement (this “Agreement”), is effective as of ___, 2011 (the “Effective Date”), among American Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “American”), American Eagle Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “Eagle”), and Executive Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “Executive”). All capitalized terms used herein that are not specifically defined shall have the meanings set forth under “Definitions.”
     WHEREAS, American and Contractor desire to establish the terms by which Contractor will provide Ground Handling Services at certain specified airports;
     WHEREAS, contemporaneously herewith, Eagle Holding has executed the Guarantee for the purpose of guaranteeing the joint and several obligations of Eagle and Executive pursuant to this Agreement;
     WHEREAS, prior to or contemporaneously herewith, certain Ancillary Agreements are being executed that are critical to the purposes of this Agreement, which Ancillary Agreements shall be deemed consideration for this Agreement; it being understood that without such Ancillary Agreements this Agreement would not have been executed; and
     WHEREAS, all references to specific schedules, exhibits and appendices in this Agreement shall be those certain schedules, exhibits and appendices attached hereto, which shall be deemed incorporated herein by reference and a part of this Agreement for all purposes.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, American, on the one hand, and Eagle and Executive, jointly and severally on the other hand, agree as follows:
Definitions
     The following terms shall have the meanings set forth below for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms defined herein.
     “AADAMS” shall mean American Airlines Digital Asset Management System.
     “Accounting and Auditing Procedures and Payment Terms” shall mean those certain policies and procedures set forth on Schedule 1.
     “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.
     “Air Services Agreement” shall mean that certain Air Services Agreement dated as of August 31, 2011, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Airport Operator” shall mean any Governmental Authority or any similar authority or governing board in any domestic or foreign jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport facilities.

     “American Agent” shall mean any representative or agent of American (and the employees of any such representative or agent).
     “American Data” shall mean, except as otherwise provided herein, all data (i) submitted by or on behalf of American to Contractor or a Contractor Agent; (ii) loaded or entered into an application, network, database or system provided by or on behalf of American and provided to or used by Contractor or a Contractor Agent; (iii) obtained, developed, produced, processed or arising out of or relating to the Ground Handling Services; or (iv) to which Contractor or a Contractor Agent has access to in connection with this Agreement, including: (a) all passenger name record data (PNR) and other passenger data, including personal identifying information including name, address, phone numbers and e-mail addresses; (b) all fares, schedules, inventory, tariff rules, fare rules, merchandising and pricing, ticket information, American Customer and sales data and other information relating to American products and services; (c) any data related to employees of American or its Affiliates or of their respective contractors, agents and business partners, including personal identifying information for such employees; (d) any data available on or via an American website; (e) any successors, equivalents or derivatives of any of the above, whether now known or hereafter devised, and in any medium or format (by way of example, copying or tracking of any portion of American Data to create a separate set of information or database constitutes a derivative and shall be deemed American Data); and (f) any modifications, compilations, reports based on, improvements to or summaries of any of the foregoing. If it is unclear whether any data constitutes Jointly Owned Data or Contractor Data (and therefore might be American Data), then as between American and Contractor, or any Contractor Agent, until such matter is resolved, such data shall be deemed American Data and shall be subject to this Agreement. Notwithstanding any of the foregoing, American Data shall include Flight Status Data and Flight Operations Data (other than Jointly Owned Data), but shall not include Jointly Owned Data or Contractor Data.
     “American Indemnified Parties” shall mean AMR, American, any American Agent and their respective Affiliates and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
     “American Labor Dispute” shall mean a Labor Dispute that relates to the employees or labor force of American or any of American’s Affiliates.
     “American Regional Carriers” shall mean any air carrier that provides regional air services to American under American’s flight designator code or using American’s livery solely in such air carrier’s capacity as provider of such regional air services to American.
     “AMR” shall mean AMR Corporation, a Delaware corporation, or its successors or permitted assigns.
     “Ancillary Agreements” shall mean the Air Services Agreement and each of the other Ancillary Agreements as such term is defined in the Air Services Agreement (excluding in all events this Agreement).
     *****

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Approved Marks” shall mean the Marks that Eagle is using as of the Effective Date in connection with providing Ground Handling Services, including the addition, introduction and termination of use of such Marks pursuant to Section 13.
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when the Federal Reserve Bank of Dallas, or any Governmental Authority then performing similar functions in or around Fort Worth, Texas, is closed. A Business Day shall be deemed to end at 5:00 p.m., Central time.
     “Change of Control” shall mean any of the following transactions:
     (i) Eagle consolidates with, or merges with or into, another Person, or conveys, transfers, leases or otherwise disposes directly or indirectly of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Eagle, in each case, whether pursuant to one or any series of transactions, except where (a) Eagle is the surviving entity and (b) the ultimate beneficial owners of Eagle’s outstanding capital stock or voting power immediately prior to such transaction or transactions own not less than ***** of the outstanding capital stock or voting power of Eagle immediately after such transaction or transactions;
     (ii) Executive (but only for so long as Executive is providing Ground Handling Services under this Agreement) consolidates with, or merges with or into, another Person, other than Eagle, or conveys, transfers, leases or otherwise disposes directly or indirectly of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Executive, in each case, whether pursuant to one or any series of transactions, except where (a) Executive is the surviving entity and (b) the ultimate beneficial owners of Executive’s outstanding capital stock or voting power immediately prior to such transaction or transactions own not less than ***** of the outstanding capital stock or voting power of Executive immediately after such transaction or transactions;
     (iii) Eagle Holding or any successor entity that subsequently has beneficial ownership of more than ***** of the capital stock or voting power of Eagle and Executive (with respect to Executive, only if Executive is then providing Ground Handling Services under this Agreement) (“Eagle Holding Entity”) consolidates with, or merges with or into, another Person, or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Eagle Holding Entity, in each case, whether pursuant to one or any series of transactions in which any of the outstanding capital stock or voting power of Eagle Holding Entity are converted into or exchanged for cash or securities of any Person, except where the ultimate beneficial owners of the outstanding capital stock or voting power of Eagle Holding Entity immediately prior to such transaction or transactions continue to have more than ***** of the ultimate beneficial ownership of the surviving or transferee corporation immediately after such transaction or transactions, in each case other than any such transaction between Eagle Holding Entity, on the one hand, and Eagle or Executive or any of their Subsidiaries, on the other hand;

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (iv) the direct or indirect acquisition by a Major Carrier or any Person directly or indirectly controlling a Major Carrier of beneficial ownership of ***** of the capital stock or voting power of Eagle, Executive or Eagle Holding Entity;
     (v) excluding any Transfers to a Contractor Affiliate, Eagle or Executive sells or Transfers all or substantially all of (1) the assets used to then perform the Ground Handling Services, or (2) the Ground Support Equipment owned or leased by Eagle and Executive collectively, and such sale or Transfer is not related to any sale/leaseback transaction or other capital raising activity of Eagle or Executive;
     (vi) the liquidation or dissolution of Eagle Holding Entity in connection with a single transaction or a series of related transactions in which Eagle or Executive (but only for so long as Executive is providing Ground Handling Services under this Agreement) ceases operations as a ground handling operator;
     (vii) the direct or indirect acquisition by any “person” or “group” (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) not described in clause (iv) above, of beneficial ownership of more than ***** of the voting securities of Eagle Holding Entity, other than (a) a “person” or “group” consisting of American and its Subsidiaries, collectively or individually, or (b) a “group” that is a Person who has a Schedule 13D on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the 1934 Act with respect to its holdings of Eagle Holding Entity’s voting securities (a “13D Person”), so long as (1) such 13D Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such 13D Person’s duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Eagle Holding Entity’s voting securities, (2) such 13D Person was a Person who had a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the 1934 Act with respect to its holdings of Eagle Holding Entity’s voting securities, and became a 13D Person pursuant to Rule 13d-1(f)(1), and (3) such 13D Person acquired and continues at all times to have beneficial ownership of Eagle Holding Entity’s voting securities pursuant to trading activities undertaken in the ordinary course of such 13D Person’s business and not with the purpose nor the effect, either alone or in concert with any 13D Person, of exercising the power to direct or cause the direction of the management and policies of Eagle Holding Entity, or of otherwise changing or influencing the control of Eagle Holding Entity, nor in connection with or as a direct or indirect participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the 1934 Act; provided, that a “Change of Control” shall not occur pursuant to this clause (vii) if such “person” or “group” reduces its ownership of the capital stock or voting power of Eagle Holding Entity, as the case may be, to less than ***** within one hundred twenty (120) days of the acquisition of beneficial ownership of more than ***** of such voting securities; or

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (viii) the entering into or execution by Eagle Holding Entity, Eagle or Executive of bona fide definitive agreements relating to the consummation of the transactions contemplated by, or which would result in a transaction described in, the immediately preceding clauses.
     “Claims” shall mean all liabilities, judgments, demands, recoveries, awards, settlements, penalties, fines, losses and expenses of any nature or kind whatsoever, including reasonable costs and expenses incidental thereto, under the laws, rules or regulations of any Governmental Authority (whether arising in tort, contract, under the Warsaw Convention, as amended, or the Montreal Convention, as amended, and related instruments and conventions or otherwise); Claims shall include the reasonable costs and expenses of investigating, preparing or defending any such Claims (specifically including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys’ fees and fees for expert witnesses, consultants and litigation support services.
     “Confidential Information” shall mean any information or data, either oral or written, received by one Party from the other Party, whether pursuant to or in connection with this Agreement, and which is (a) marked as being “Confidential” or “Proprietary”; (b) otherwise reasonably identifiable as confidential or proprietary information; or (c) under the circumstances should reasonably be considered as confidential or proprietary information, including (i) the terms and conditions of this Agreement; (ii) data obtained or derived from the use of the IT Equipment; (iii) American’s or Contractor’s information concerning public communications pursuant to Section 25(b); and (iv) American Data; provided, that “Confidential Information” shall not include (a) information received by a Party after the Effective Date free of any obligation of confidence at the time of the disclosing Party’s communication to the receiving Party; (b) information obtained from a third person or entity that is not prohibited from transmitting such information to the receiving party as a result of a contractual, legal or fiduciary obligation to the Party whose information is being disclosed; or (c) information that is or becomes generally available to the public, other than as a result of disclosure by a Party in violation of this Agreement.
     “Consent” shall mean any written authorization, agreement, approval, consent, ratification, waiver or other authorization, and “Consented” shall mean the act of providing any such Consent.
     “Contractor” shall mean, jointly and severally, Eagle and Executive (subject in all events to the provisions of Section 39).
     “Contractor Agent” shall mean any contractor, subcontractor, representative or agent (and the employees of any such contractor, subcontractor, representative or agent) retained, directly or indirectly, by Eagle or Executive and providing Ground Handling Services or any portion thereof on behalf of Eagle or Executive.
     “Contractor Data” shall mean (i) all Contractor Employee Data, (ii) all Contractor Financial Data, (iii) all patentable inventions invented solely by Contractor or Eagle Affiliate employees following the Effective Date that are not based on data or materials provided directly or indirectly by American or its Affiliates and (iv) all data originating from Contractor and not relating to the Ground Handling Services or American.
     “Contractor Employee Data” shall mean Contractor’s records regarding its employees.
     “Contractor Financial Data” shall mean Contractor’s proprietary internal financial information.

     “Contractor Indemnified Parties” shall mean Eagle, Eagle Holding, Executive, any Contractor Agent and each of their respective Affiliates, and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
     “Contractor Labor Dispute” shall mean a Labor Dispute that relates to the employees or labor force of Contractor or any of Eagle’s or Executive’s Subsidiaries or Affiliates.
     “Copyrights” shall mean: (i) any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. § 101 et. seq., registered or unregistered; (ii) all registrations and pending applications to register the rights identified in clause (i) hereof anywhere in the world; (iii) all foreign counterparts and analogous rights anywhere in the world; and (iv) all rights in and to any of the foregoing.
     *****
     *****
     “Departure” shall mean the brake release of an aircraft for which Ground Handling Services are provided pursuant to this Agreement.
     “Distribution Date” shall have the meaning set forth in the Separation and Distribution Agreement.
     “Diversion” shall mean the landing at a Station of any aircraft operated or owned by American, Contractor or an American Regional Carrier that is not then scheduled or designated to land at such Station, whether due to weather, mechanical issues, requirements of any Governmental Authority or any other reason, but shall not include charter flights, maintenance flights or ferry flights.
     “Eagle Flight Status Data” shall mean Flight Status Data with respect to those flights flown by Contractor under the Air Services Agreement.
     “Eagle Holding” shall mean AMR Eagle Holding Corporation, a Delaware corporation, or its successors or permitted assigns.
     “Flagship University” shall mean American’s central training facilities or any replacement, substitute or similar facility providing training services for American employees in the Ordinary Course of Business.
     “Flight Operations Data” shall mean data related to the operation of aircraft during flight for those flights flown by American or on its behalf and to which Contractor has access in connection with performing Ground Handling Services.
     “Flight Status Data” shall mean data relating to the status of aircraft flown by American or on its behalf and to which Contractor has access in connection with performing Ground Handling Services, including unplanned schedule changes, cancellations, delays and gate information.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Force Majeure Event” shall mean (i) any act of God, any fire, any act of terrorism, hostilities or war; (ii) any act of any government or Governmental Authority that generally affects the airline industry as a whole and is not the result of any action or failure to act by any Party affected by the Force Majeure Event; or (iii) any other act or event reasonably beyond the control of a Party, but only, in each case, to the extent such act or event prevents such Party from performing all or substantially all of its obligations hereunder or, with respect to Contractor, prevents Contractor from performing all or substantially all of the Ground Handling Services hereunder; it being understood that notwithstanding the foregoing, Force Majeure Event shall not be deemed to occur as a result of any American Labor Dispute or any Contractor Labor Dispute.
     “Governmental Authority” shall mean any federal, state, municipal, local, territorial, or foreign government or any governmental department, commission, board, bureau, agency, registry, regulatory authority or body or instrumentality or any court or other judicial body.
     “Ground Handling Services” shall mean the ground handling services to be provided by Contractor for aircraft flown by American or on its behalf as specified in the Station Exhibits with respect to the specific Stations.
     “Ground Support Equipment” shall mean all equipment and any related parts for such equipment, in each case only to the extent moveable or mobile (but specifically excluding jet bridges and parts for jet bridges), that is owned, licensed or leased by Eagle or Executive, or in which either of them has or may have an interest, but only to the extent used, held or maintained for the performance of the Ground Handling Services.
     “Guarantee” shall mean that certain Guarantee Agreement of even date herewith, between American and Eagle Holding, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “IT Equipment” shall mean the hardware, software, voice and data equipment and other information technology systems necessary to provide the Ground Handling Services and located at each Station, as described in the applicable Station Exhibit.
     “Joint Ownership” shall mean, with respect to any invention hereunder, that each of Contractor or American shall have the following joint ownership rights and obligations: (a) the right to use such invention in their own (and their Affiliates’) businesses, including the right to provide services to others and have others provide services to them, without any duty to account to the other joint owner for such internal business use; (b) the obligation to treat such invention as a trade secret unless and until both American and Contractor agree to file a patent application, such patent application to be jointly prosecuted by the joint owners; (c) the right to be a party to any legal action or demand to enforce any patent or trade secret rights in the invention; (d) the right to share equally in any damages or settlements from any such enforcement, whether by litigation or otherwise; and (e) the right to assign right, title and interest to the such joint owner’s permitted successors and assigns under this Agreement, but the obligation to seek the prior written consent of the other joint owner before any other sale, license, or transfer of the right, title or interest in such invention, patent, or trade secret.
     “Jointly Owned Data” shall mean Flight Operations Data with respect to those flights flown by Contractor under the Air Services Agreement.
     “Labor Dispute” shall mean any labor strike, work slowdown, work stoppage or similar labor dispute or action.
     “Large Station” shall mean each of *****.
     “Major Carrier” shall mean a U.S. or foreign air carrier or its Affiliates (other than American or its Affiliates), the consolidated annual revenues of which are in excess of ***** as reflected on its audited financial statements for its most recently completed fiscal year.
     “Marks” shall mean any trademark, trade name, trade dress, service mark, logo, domain name, or other indicia of ownership owned or used by American, AMR or any of their respective Affiliates and includes Approved Marks.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Master Facilities Agreement” shall mean that certain Master Facilities Agreement of even date herewith, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Non-Material Breach” shall mean the refusal, neglect or failure by Contractor to perform, observe, or keep any non-monetary covenants, agreements, terms or conditions of this Agreement as it relates to a specific Station, or any applicable Station Exhibit, that may not individually be deemed a material breach.
     “Non-Selected Station” shall mean all Stations other than Selected Stations.
     “Notice” shall mean a written notice, direction or instruction given in accordance with Section 20.
     “Ordinary Course of Business” shall mean any action taken by a Person (i) that is consistent in nature, scope and magnitude with past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or any other Person or group of Persons exercising similar authority) and does not require any other special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.
     “Other Airline” shall mean any airline other than American, any Affiliate of American or any American Regional Carrier.
     “Party” shall mean any of American, on the one hand, or Eagle, Executive or Contractor, on the other hand, and “Parties” shall mean American and Contractor, collectively.
     “Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.
     “Representative” shall mean the individual agent or representative designated by each Party to be its formal liaison with or representative to the other Party for matters relating to this Agreement, having the (non-exclusive) authority and responsibility as described in this Agreement.
     “Schedule Data” shall mean data regarding the final monthly schedules for flights provided by Contractor pursuant to the Air Services Agreement.
     “Selected Station” shall mean any Station with more than 25 daily departures as of the first day of any referenced time period as set forth in Schedule 5.
     “Separation and Distribution Agreement” shall mean that certain Separation and Distribution Agreement of even date herewith, between AMR and Eagle Holding, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Service Facilities” shall mean the American Facilities and Contractor Facilities as defined in the Master Facilities Agreement.
     “Small Station” shall mean each of the Stations other than Large Stations.

     “Small Station Departures” shall mean the aggregate scheduled aircraft departures at all Small Stations, calculated as of the dates set forth in Section 11(b).
     “Station” shall mean each airport or other similar location, as set forth on Appendix 1.
     “Station Exhibits” shall mean those certain exhibits which have been delivered contemporaneously herewith setting forth certain specific information regarding the specific Stations, including the Base Rates and Ground Handling Services for each such Station, which shall for all purposes be incorporated herein by reference and form a part hereof.
     “Station Force Majeure Event” shall mean, with respect to a particular Station, (i) any act of God or any fire; (ii) any act of any government, Governmental Authority or Airport Operator that is not the result of any action or failure to act by a Party affected by the Station Force Majeure Event; or (iii) any other act or event reasonably beyond the control of a Party, but only, in each case, to the extent such act or event results in a suspension of all or substantially all of American’s flight operations at such Station or prevents Contractor from performing all or substantially all of the Ground Handling Services at such Station; it being understood that notwithstanding the foregoing, a Station Force Majeure Event shall not be deemed to cause or result from an American Labor Dispute or Contractor Labor Dispute.
     “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any other Person in which such Person directly, or indirectly through other Subsidiaries or Affiliates, beneficially owns more than 50% of the equity interest of that Person at the time.
     “Transfer” shall mean any lease, sublease, assignment, disposition, sale or other transfer to a Person.
     “Transition Services Agreement” shall mean that certain Transition Services Agreement of even date herewith, among American, Eagle and Executive, as amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Turn” shall mean the arrival of an aircraft and the subsequent departure of the same aircraft at a Station.
     “USPS Regulations” shall mean those certain regulations promulgated by the United States Postal Service as set forth on Schedule 2 and as may be amended by the United States Postal Services from time to time.
     “WARN Act” shall mean the Worker Adjustment and Retraining Notification Act, as then in effect.
     Additionally, the following terms shall have the meaning set forth in the corresponding sections of or schedules to this Agreement:

Term	Defined in Section
“13D Person”	Definition of “Change of Control”
“1934 Act”	Definition of “Change of Control”
“Absorbed Expenses”	Schedule 4

Term	Defined in Section
“Base Rates”	Section 3(a)
“Communication”	Section 20(c)
“Contractor”	Introductory Paragraph
“Contractor Bid”	Section 15
“Controllable Costs”	Schedule 4
“Controllable On-Time Departure Rate”	Schedule 5
“Dispute”	Section 18(a)
“Eagle Holding Entity”	Definition of “Change of Control”
“Early Withdrawal”	Section 11(a)
“Effective Date”	Introductory Paragraph
“Indemnified Party”	Section 16(c)
“Indemnifying Party”	Section 16(c)
“Insolvency Event”	Section 12(b)(i)
“Material Breach”	Section 12(b)(ii)
“Mishandled Bag”	Schedule 3
“Non-Material Breach”	Section 12(e)(ii)
“Pass Through Costs”	Schedule 4
“Percentage of Borrowed Departures”	Section 11(d)
“Percentage of Carry-Over Departures”	Section 11(c)
“Permitted Uses”	Section 27(a)(ii)
“Restoration Plan”	Section 12(g)(ii)
“Restoration Costs”	Section 12(g)(ii)
“Security Best Practices”	Section 26(a)
“Specifications”	Section 2(a)
“Supplies”	Section 10
“Term”	Section 11(a)
“Withdrawal Period”	Section 11(b)

Terms and Conditions
     1. Ground Handling Services. American agrees to purchase, and Eagle and Executive jointly and severally agree to provide, the Ground Handling Services at the Stations in accordance with and subject to the terms and conditions set forth in this Agreement and the applicable Station Exhibit.
     2. Service Standards. Subject to the terms and conditions of this Agreement, Eagle and Executive jointly and severally covenant and agree to:
(a)	Perform the Ground Handling Services in a manner consistent with all specifications set forth in American’s manuals, guides, training and documents, including, without limitation, documents stored in electronic medium such as Sabre Focus or star record (F*NDX) which, in whole or in part, relate to the Ground Handling Services (collectively, the “Specifications”).

(b)	Comply with all federal, state and local laws, rules and regulations of Governmental Authorities and Airport Operators applicable to the performance of the Ground Handling Services.

(c)	Comply with the USPS Regulations then and to the extent applicable to Contractor and the Ground Handling Services.

(d)	Obtain and maintain, at their sole cost and expense except as otherwise specified in Section 3(e), all valid licenses and operating permits required by federal, state or local laws for the Ground Handling Services at any Station; it being understood that Contractor shall provide proof of such licenses or permits to American at any time or from time to time upon the request from the American regional manager for the applicable Station.

(e)	Maintain such Internet, electronic mail and other similar capabilities as are necessary or advisable in order to access American’s manuals, communicate with American and otherwise transact business with American electronically with respect to the Ground Handling Services.
     3. Rates.
(a)	Subject to the terms and conditions of this Agreement, Contractor shall charge American the applicable Base Rate per Turn per aircraft type for the performance of Ground Handling Services at each Station as specified in the applicable Station Exhibit (the “Base Rates”).

(b)	Except as otherwise specified in any Station Exhibit, American and Contractor hereby covenant and agree that:
(i)	No additional charges shall be paid by American for any Ground Handling Services provided in the case of a return to the ramp by an aircraft, whether or not requiring a physical change of load.

(ii)	No additional charges shall be paid by American for any additional costs incurred by Contractor in connection with any delay, cancellation or Diversion of any flight.

(iii)	No extra labor charges shall be paid by American for any Ground Handling Services provided at night, on legal holidays, or for handling any mail or cargo.

(iv)	No Base Rates shall be paid by American for any cancelled flight; provided, that American has given Notice of cancellation to Contractor at least ***** prior to the scheduled arrival time; it being understood that American shall pay the full amount of the applicable Base Rate for a cancelled flight if American provides Notice to Contractor less than ***** prior to the scheduled arrival time.

(v)	To the extent not otherwise reimbursed to Contractor under the terms of the Air Services Agreement or otherwise, American shall reimburse Contractor for any and all of Contractor’s out of pocket costs and expenses incurred in rendering emergency assistance to American or its passengers or employees, or any aircraft owned or operated by American.

(vi)	No charges shall be paid by American and no costs and expenses shall be reimbursed to Contractor with respect to Ground Handling Services provided for any aircraft that is commencing or ending a flight for the purpose of (x) maintenance as required to facilitate the proper maintenance of such aircraft or (y) ferrying aircraft in order to accommodate scheduled flights of such aircraft.
(c)	Contractor shall be subject to certain penalties for non-performance of the Ground Handling Services at any Station, as set forth in Schedule 3. Payment by Contractor of any penalties for non-performance hereunder shall not in any way excuse performance by Contractor and shall not limit any other rights or remedies of American set forth in this Agreement or the applicable Station Exhibit.

(d)	Contractor shall, upon request from the American regional manager for the applicable Station, provide at any Station additional services not specified in this Agreement or any applicable Station Exhibit but generally within the scope of Contractor’s business operations at such Station. American shall compensate Contractor for providing such additional services at the specified straight time labor rates set forth in Section 4 of the applicable Station Exhibit; provided, that if such additional services cannot be covered by the personnel of Contractor that are then on duty at such Station without the incurrence of any additional labor charges, then American shall be charged the specified overtime labor rates set forth in Section 4 of the applicable Station Exhibit. Contractor shall use commercially reasonable efforts to provide prompt Notice to the American regional manager for the applicable Station of any additional labor costs incurred or to be incurred by Contractor at a Station and chargeable to American.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(e)	To the extent any fees or taxes, including airport fees or sales or use taxes or other similar charges, are lawfully imposed on American or Contractor by an Airport Operator, or imposed on American by a Governmental Authority, in each case with respect to the Ground Handling Services, American shall be liable for and directly pay such fees and taxes, or if Contractor pays such fees or taxes on American’s behalf, American shall promptly reimburse Contractor. Contractor shall be liable for and pay any other fees or taxes or other similar charges imposed on Contractor by a Governmental Authority or Airport Operator, whether federal, state or otherwise, including any income taxes and any sales, use or value added taxes, arising out of the purchase or sale of any equipment used by Contractor to provide the Ground Handling Services or otherwise imposed on Contractor for any services or operations not contemplated by this Agreement, without payment, reimbursement or contribution from American.

(f)	All amounts owing or to be paid or reimbursed in accordance with this Section 3 shall be paid, invoiced and charged in accordance with Section 5 of the applicable Station Exhibit, subject to the Accounting and Auditing Procedures and Payment Terms.

(g)	Except as otherwise specifically provided herein, American and Contractor shall be responsible for and shall pay their appropriate costs and expenses as more particularly specified on Schedule 4. Contractor agrees that, in connection with providing Ground Handling Services to American under this Agreement, it shall use commercially reasonable efforts to minimize costs and expenses incurred by it (including by complying with commercially reasonable suggestions made by American for mitigating costs and expenses), if such costs and expenses are Pass Through Costs or Absorbed Costs as set forth on Schedule 4.
     4. Adjustment to Base Rates.
(a)	*****

(b)	In accordance with the procedures set forth in (e) below, Contractor shall, at its sole and exclusive option, have the right and option to request an increase to the Base Rates at any specific Station by providing ***** days prior Notice to American upon the occurrence of any of the following:
(i)	If there is enacted any law, regulation, ruling or any other such mandate of any Airport Operator or Governmental Authority having jurisdiction over the Ground Handling Services at such Station that materially alters the hours of service, rates of pay or working conditions at such Station; provided, *****.

(ii)	If any of the following events occurs and such event results in a material increase to the aggregate cost per Turn to Contractor at a Station for any aircraft flown by or on behalf of American for which Contractor provides

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

the Ground Handling Services at such Station: (1) American changes its Specifications at such Station in a manner that materially alters the procedures, working conditions or operations of Contractor’s performance of the Ground Handling Services at such Station; (2) American changes the number, frequency, or timing of scheduled flights at such Station; (3) American changes the types or kinds of aircraft to be handled or Ground Handling Services to be provided by Contractor at such Station; or (4) American replaces, substitutes or reduces any area or space included with the Service Facilities then used by Contractor at such Station to perform the Ground Handling Services.
(c)	In accordance with the procedures set forth in (e) below, American shall, at its sole and exclusive option, have the right and option to request a reduction to the Base Rates at any Station by providing thirty (30) days prior Notice to Contractor upon the occurrence of any of the following:
(i)	If there is enacted any law, regulation, ruling or any other such mandate of any Airport Operator or Governmental Authority having jurisdiction over the Ground Handling Services at such Station that materially alters the hours of service, rates of pay or working conditions at such Station.

(ii)	If any of the following events occurs and such event results in a material reduction to the aggregate cost per Turn to Contractor at a Station for any aircraft flown by or on behalf of American for which Contractor provides the Ground Handling Services at such Station: (1) American changes its Specifications at such Station in a manner that materially alters the procedures, working conditions or operations of Contractor’s performance of the Ground Handling Services at such Station; (2) American changes the number, frequency, or timing of scheduled flights at such Station; (3) American changes the types or kinds of aircraft to be handled or Ground Handling Services to be provided by Contractor at such Station; or (4) American replaces, substitutes or reduces any area or space included with the Service Facilities then used by Contractor at such Station to perform the Ground Handling Services.
(d)	*****

(e)	If a Notice is provided in accordance with (b), (c) or (d) above, American and Contractor shall determine any increase or reduction to the Base Rates in accordance with Section 18(b). Any final increase or reduction to Base Rates determined in accordance with the foregoing shall be final, determinative and not subject to the provisions of Section 18(d) and shall *****.

(f)	All amounts owing or to be paid or reimbursed in accordance with this Section 4 shall be paid, invoiced and charged in accordance with Section 5 of the

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

applicable Station Exhibit, subject to the Accounting and Auditing Procedures and Payment Terms.
(g)	Notwithstanding anything herein to the contrary, American hereby covenants and agrees to provide Contractor with commercially reasonable Notice prior to replacing, substituting, reducing or otherwise effecting any material change to: (i) the Ground Handling Services to be provided by Contractor at a Station; (ii) any Service Facilities at a Station; (iii) the Specifications; (iv) the number or frequency of scheduled flights at a Station; or (v) the types or kinds of aircraft to be handled at a Station.
     5. Eagle and Executive Representations and Warranties. Eagle and Executive jointly and severally represent and warrant to American as of the date hereof as follows:
(a)	Each of Eagle and Executive is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and use its assets and provide the Ground Handling Services.

(b)	Each of Eagle and Executive has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Eagle and Executive. This Agreement has been duly and validly executed and delivered by each of Eagle and Executive and is, assuming due execution and delivery thereof by American and that American has legal power and right to enter into this Agreement, a valid and binding obligation of each of Eagle and Executive, enforceable against each of Eagle and Executive in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).

(c)	Neither the execution or delivery of this Agreement nor the performance by either of Eagle and Executive of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Eagle’s or Executive’s certificate of incorporation, by-laws or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Eagle or Executive is a party; (ii) result in the creation or imposition of liens in favor of any third person or entity; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority or (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

(d)	Each of Eagle and Executive possesses all approvals, certificates, licenses, permits or other authorizations of any Airport Operator or Governmental Authority that are necessary or appropriate to execute and deliver this Agreement and to provide the Ground Handling Services and the Station Exhibits and otherwise perform its obligations hereunder.
     6. American Representations and Warranties. American represents and warrants to each of Eagle and Executive as of the date hereof as follows:
(a)	American is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

(b)	American has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of American. This Agreement has been duly and validly executed and delivered by American and is, assuming due execution and delivery thereof by each of Eagle and Executive and that each of Eagle and Executive has legal power and right to enter into this Agreement, a valid and binding obligation of American, enforceable against American in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).

(c)	Neither the execution or delivery of this Agreement nor the performance by American of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of American’s certificate of incorporation, by-laws or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which American is a party; (ii) result in the creation or imposition of any liens in favor of any third person or entity; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority or (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

(d)	American possesses all approvals, certificates, licenses, permits or other authorizations of any Airport Operator or Governmental Authority that are necessary to execute and deliver this Agreement and perform its obligations hereunder.
     7. Use of Subcontractors.
(a)	Contractor may subcontract any Ground Handling Services or any ancillary or related services to any Person; provided, that Contractor shall, prior to subcontracting any Ground Handling Services to any Person other than a regular, salaried or hourly employee of Contractor, promptly provide Notice to American if the Ground Handling Services to be provided by any such subcontractor have an estimated cost as reasonably determined by Contractor in excess of ***** on an annual basis. American shall have the right to object to any such Person within ten (10) days of receipt of Notice from Contractor; *****.
(b)	If American requests by delivery of Notice to Contractor, Contractor shall use commercially reasonable efforts to subcontract up to ten percent (10%), or such greater percentage as may be required under governmental contracts (and as American may notify Contractor), of that portion of the Ground Handling Services that are then being subcontracted by Contractor, to one or more small business concerns owned or controlled by one or more minorities or women and qualifying as a Disadvantaged Business Enterprise (as defined in § 49 C.F.R. 26).
     8. Service Facilities.
(a)	American shall use commercially reasonable efforts to provide or cause to be provided to Contractor the Service Facilities that are reasonably necessary for the provision of Ground Handling Services pursuant to the terms and conditions of the Master Facilities Agreement. On the Effective Date, pursuant to the terms of the Master Facilities Agreement, by execution thereof Contractor shall be deemed to acknowledge that the Service Facilities are sufficient and adequate for Contractor to provide the Ground Handling Services as of such date (subject to any exceptions that may be agreed to by the Parties).
(b)	Eagle and Executive shall jointly use the Services Facilities for providing Ground Handling Services hereunder, except as otherwise set forth in the Master Facilities Agreement and Air Services Agreement.
(c)	Eagle and Executive shall cooperate with American in connection with the use of the Service Facilities to provide Ground Handling Services.
     9. Equipment.
(a)	Any and all equipment, other than IT Equipment, necessary to provide the Ground Handling Services shall be furnished by Contractor, and Contractor shall be responsible for all repairs, replacements and maintenance on such equipment at its sole cost and expense.
(b)	Contractor shall maintain and furnish end user radios for ground-to-ground communications as necessary to conduct the Ground Handling Services and shall be solely responsible for any maintenance of and any fees or other charges that may be due or owing on such end user radios or such ground-to-ground communications in connection with the Ground Handling Services. American shall maintain and furnish to Contractor the frequencies on such end user radios

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

for ground-to-ground communications. Contractor shall use the frequencies provided by American solely for the provision of the Ground Handling Services, and shall not use such frequencies to serve any Other Airlines or for any other purpose, without prior Consent from the American regional manager for the applicable Station; it being understood that such American regional manager and Contractor shall agree upon any compensation to be paid to American for such other uses.
(c)	American shall make available or provide to Contractor the IT Equipment at each Station from time to time, but only to the extent required or necessary for the provision by Contractor of the Ground Handling Services at each such Station. The IT Equipment shall at all times be owned, repaired and maintained by American in the Ordinary Course of Business or in such manner as reasonably directed by American to Contractor. American shall reimburse Contractor for any such costs incurred by Contractor in connection with the repair, maintenance, operation or connectivity of the IT Equipment. Upon termination or expiration of the Ground Handling Services at any Station, Contractor shall promptly return any IT Equipment at such Station to American free and clear of any liens, claims and encumbrances of any kind or nature whatsoever and in good operating condition, reasonable wear and tear excepted.
(d)	Contractor shall use the IT Equipment exclusively for the provision of the Ground Handling Services, and shall not use any IT Equipment to serve any Other Airline or for any other purpose, without prior Consent from the American regional manager for the applicable Station; it being understood that such American regional manager and Contractor shall agree upon any compensation to be paid to American for such other uses.
     10. Supplies. Unless otherwise set forth on the applicable Station Exhibit, American shall provide all supplies (the “Supplies”) at the Stations as necessary or required to provide the Ground Handling Services in accordance with the Specifications, but Contractor shall assist American or the American Agents in obtaining such Supplies at a reasonable cost given quality requirements and any time constraints. In connection with any Supplies that American provides or makes available to Contractor, Eagle and Executive jointly and severally covenant and agree that they shall:
(a)	Use such Supplies solely for providing the Ground Handling Services to American or an American Regional Carrier; it being understood that Contractor may use such Supplies for any other purpose only with prior Consent from the American regional manager for the applicable Station and shall reach an agreement with such American regional manager upon any compensation to be paid to American for such other uses.
(b)	Provide or arrange for reasonable security and weather protection for such Supplies while in Contractor’s custody.
(c)	Segregate such Supplies in areas separate and apart from all other supplies and maintain records and other procedures necessary to clearly identify such Supplies as being owned by American.

(d)	Store such Supplies at the Station for which such Supplies are to be used and not create, assume or permit to exist any lien, pledge, charge, security interest or other encumbrance in or to such Supplies.
(e)	Comply with American’s inventory control and reporting procedures with respect to such Supplies, as specified by the American regional manager for the applicable Station, and take routine inventory of such Supplies as often as specified by such American regional manager.
(f)	Promptly provide American with a copy of any inventory report conducted in accordance with (e) above and notify American in a timely manner of any low inventories and any additional Supplies necessary to provide the Ground Handling Services hereunder.
(g)	Provide American and any American Agents access to the place where such Supplies are stored at any Station during regular business hours, in order that American and any American Agents may, at their own cost (subject to Section III of Schedule 1) from time to time, conduct an inventory, audit or inspection of any Supplies in the custody of Contractor in accordance with the auditing procedures specified in the Accounting and Auditing Procedures and Payment Terms. If any inventory, audit or inspection of such Supplies (whether conducted by or on behalf of American or Contractor) reveals that any waste, loss, theft, damage or spoilage of Supplies outside the Ordinary Course of Business has occurred, Contractor shall, upon American’s request, immediately reimburse American for the replacement cost of such Supplies including, without limitation, freight charges outside the Ordinary Course of Business.
     11. Term.
(a)	The Ground Handling Services to be provided by Eagle or Executive pursuant to this Agreement and any applicable Station Exhibit at any Station shall commence on and shall be effective as of the Effective Date and shall continue in full force and effect until the eighth (8th) anniversary of the Effective Date (the “Term”), unless the provision of Ground Handling Services at a Station is withdrawn from the terms of this Agreement by American or Eagle in accordance with this Section 11 (an “Early Withdrawal”) or is otherwise terminated in accordance with Section 12.
(b)	Subject to the terms and conditions of this Agreement, in addition to and without limiting any other provisions of this Section 11 or the provisions of Section 12, American shall be entitled, in accordance with the terms and provisions hereof, to withdraw from the terms of this Agreement, Ground Handling Services provided at certain Stations prior to the end of the Term (resulting in an immediate cessation of all Ground Handling Services at such Station and any required payment for any such services, unless otherwise directed by American in accordance with subsection (h) below), following the dates specified in the table below and for the designated period thereafter as specified in the table below (each, a “Withdrawal Period”) and solely with respect to the number and type of Stations as are set forth in the table below; it being understood that to the extent that American does not withdraw Ground Handling Services at a Large Station as permitted hereunder during any specified Withdrawal Period, the number of

Large Stations that may be subject to Early Withdrawal in any subsequent Withdrawal Period shall be increased by the number of Large Stations where no Early Withdrawal has occurred as permitted within any prior Withdrawal Periods.

Number of Large
Stations Subject to
	Withdrawal By	Number of Small Stations
Withdrawal Period	American	Subject to Withdrawal by American
Commencing December 1, 2014, and ending prior to December 1, 2015	*****	Up to but not exceeding that number of Small Stations that represent on an aggregate basis no more than ***** of the Small Station Departures calculated as of the first day of the Withdrawal Period, as such percentage may be subject to increase or decrease, at American’s sole option, by the then applicable Percentage of Borrowed Departures.

Commencing December 1, 2015, and ending prior to December 1, 2016	*****	Up to but not exceeding that number of Small Stations that represent on an aggregate basis no more than ***** of the Small Station Departures calculated as of the first day of the Withdrawal Period, as such percentage may be subject to increase or decrease, at American’s sole option, by the then applicable Percentage of Carry-Over Departures and the then applicable Percentage of Borrowed Departures.

Commencing December 1, 2016, and ending prior to December 1, 2017	*****	Up to but not exceeding that number of Small Stations that represent on an aggregate basis no more than ***** of the Small Station Departures calculated as of the first day of the Withdrawal Period, as such percentage may be subject to increase or decrease, at American’s sole option, by the then applicable Percentage of Carry-Over Departures and the then applicable Percentage of Borrowed Departures.

Commencing December 1, 2017, and ending prior to December 1, 2018	*****	Up to but not exceeding that number of Small Stations that represent on an aggregate basis no more than ***** of the Small Station Departures calculated as of the first day of the Withdrawal Period, as such percentage may be subject to increase or decrease, at American’s sole option, by the then applicable Percentage of Carry-Over Departures and the then applicable Percentage of Borrowed Departures.

Commencing December 1, 2018, and ending prior to December 1, 2019	*****	*****.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(c)	As used herein, “Percentage of Carry-Over Departures” shall mean any specified percentage of Small Station Departures not used by American, but which could have been used by American with respect to an Early Withdrawal of Small Stations in any prior Withdrawal Period, other than any Percentage of Borrowed Departures.

(d)	As used herein, “Percentage of Borrowed Departures” shall mean, with respect to any Withdrawal Period, ***** less any Percentage of Borrowed Departures used by American in any prior Withdrawal Period; it being understood that ***** of the Small Station Departures may be borrowed for each Withdrawal Period, but must then be subtracted from the Small Station Departures subject to withdrawal in the next succeeding Withdrawal Period. By way of example and to provide additional clarity to the foregoing, *****.

(e)	*****.

(f)	At any time following the third (3rd) anniversary of the Effective Date, Eagle shall have the right to terminate Ground Handling Services at any Stations prior to the end of the Term (resulting in immediate cessation of all Ground Handling Services at such Station, unless otherwise directed by American in accordance with subsection (h) below) if Eagle demonstrates to American’s reasonable satisfaction that Contractor’s operations at such Station have not generated *****.

(g)	Any Early Withdrawal by American or Eagle of a Small Station or Large Station in accordance with the foregoing shall be by Notice to the other Party specifying the specific Station and the termination date for such Station, which shall be given at least thirty (30) days prior to the termination date specified in the Notice with respect to a Small Station and one hundred eighty (180) days prior to the expiration date of the Term specified in the Notice with respect to a Large Station; provided, *****.

(h)	Notwithstanding the foregoing, following delivery of any Notice of an Early Withdrawal of Ground Handling Services at a Station by American or Eagle in accordance with this Section 11, American shall have the right and option by delivering Notice to Contractor within ***** days of such Notice of Early Withdrawal, and without Contractor’s consent, to extend the date through which Ground Handling Services are provided at any such Station and any related Service Facilities for up to an additional three (3) full calendar months on the terms and conditions as then in effect pursuant to this Agreement in order to provide for an orderly transition of Ground Handling Services.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     12. Termination.
(a)	This Agreement shall automatically terminate without any liability of any Party for breach and be of no further force or effect upon any termination of the Separation and Distribution Agreement prior to the Distribution Date.

(b)	In addition to and without limiting any other provisions of this Section 12 with respect to termination or Section 11 with respect to Early Withdrawal, upon the occurrence of the following events, either American, if the non-defaulting Party on the one hand, or Eagle, if Eagle and Executive are the non-defaulting Party on the other hand, shall have the right to terminate this Agreement (resulting in immediate cessation of all Ground Handling Services at all Stations, unless otherwise directed by American in accordance with Section 12(i) or (j)), by providing Notice to the defaulting Party or, with respect to a termination under Section 12(b)(i) below, to the Party suffering the Insolvency Event, if:
(i)	American, on the one hand, or Eagle, Executive or Eagle Holding, on the other hand, (1) makes a general assignment for the benefit of creditors or becomes insolvent, (2) files a voluntary petition in bankruptcy, (3) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, (4) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors, (5) becomes the object of any proceeding or action of the type described in (3) or (4) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days, or (6) is involuntarily divested of a substantial part of its assets for a period of at least sixty (60) days (each of (1) through (6) above an “Insolvency Event”);

(ii)	American, on the one hand as the defaulting Party, or Eagle or Executive, on the other hand as the defaulting Party, shall refuse, neglect or fail to perform, observe, or keep either (1) any material non-monetary covenants, agreements, terms or conditions contained in this Agreement or in the Station Exhibits on their part to be performed, observed, or kept, or (2) any other covenant, agreement, term or condition contained in this Agreement or in the Station Exhibits that would reasonably be expected to substantially deprive American, on the one hand, as the non-defaulting Party, or Eagle or Executive, on the other hand, as the non-defaulting Party, of the benefits of this Agreement (individually and collectively, a “Material Breach”), and any such Material Breach shall continue for a period of sixty (60) days after Notice to cure such Material Breach to the defaulting Party thereof;

(iii)	American, on the one hand, or Eagle or Executive, on the other hand, shall fail to pay any amounts owing to the other Party under the terms and conditions of this Agreement or any Station Exhibit, or either Party breaches a monetary provision of this Agreement or any Station Exhibit, and such monetary default or failure remains uncured for more than ten

(10) days after receipt of Notice of such failure to pay or monetary breach; or

(iv)	A Force Majeure Event shall occur with respect to American, on the one hand, or Eagle or Executive, on the other hand, and such Force Majeure Event shall continue for more than fourteen (14) consecutive days; it being understood that if American is making payments to Contractor as set forth in Section 12(g), then Contractor may not terminate this Agreement.
(c)	In addition to and notwithstanding any other provisions of this Section 12 with respect to termination or Section 11 with respect to Early Withdrawal, upon the occurrence of the following events, American shall have the right by providing Notice to Eagle to terminate this Agreement (resulting in immediate cessation of all Ground Handling Services at all Stations, unless otherwise directed by American in accordance with Section 12(i) or (j)):
(i)	The Air Services Agreement is terminated by American or Contractor or otherwise expires in accordance with its terms;

(ii)	An Eagle Change of Control has occurred to which American has not Consented in advance;

(iii)	American terminates Ground Handling Services at two (2) Large Stations or ten (10) Small Stations in accordance with the provisions of Sections 12(d)(i) or (e) hereof;

(iv)	Eagle or Executive changes the manner in which it conducts its ground handling business on or after the Effective Date and such change causes American to be in violation or breach of any term of any collective bargaining agreement binding upon American, which term was in effect as of the Effective Date, unless such violation or breach is directly and solely the result of a request of, or direction by, American; provided, that for the avoidance of doubt, the separation of Eagle Holding from AMR that occurs on the Distribution Date shall not, in and of itself, constitute a change in the manner in which Eagle or Executive conducts its business for purposes of this Section 12(c)(iv);

(v)	Contractor fails to comply in any respect with Section 16 (Insurance), and, as a result thereof, the insurance required pursuant to this Agreement is not then in full force and effect or the insurance is not at any time in compliance with the requirements herein specified;

(vi)	A strike or work stoppage that relates to the employees or labor force of Contractor or any of Eagle’s or Executive’s Subsidiaries or Affiliates occurs and has a material adverse effect on Contractor’s performance of providing Ground Handling Services at all or substantially all of the Stations, and such strike or work stoppage continues for three (3) or more consecutive days or seven (7) or more days within any consecutive fourteen (14) day period; or

(vii)	Excluding any Transfers to a Contractor Affiliate, Eagle or Executive sells or Transfers all or substantially all of (1) the assets then used to perform the Ground Handling Services, or (2) the Ground Support Equipment owned or leased by Eagle and Executive collectively, and such sale or Transfer is not related to any sale/leaseback transaction or other capital raising activity of Eagle or Executive.
(d)	In addition to and notwithstanding any other provisions of this Section 12 with respect to termination or Section 11 with respect to Early Withdrawal, upon the occurrence of the following events, either American, if the non-defaulting Party on the one hand, or Eagle, if Eagle and Executive are the non-defaulting Parties on the other hand, shall have the right to terminate Ground Handling Services at a specific Station (resulting in immediate cessation of all Ground Handling Services at such Station, unless otherwise directed by American in accordance with Section 12(i) or (j)) by providing Notice to the other Party:
(i)	American or Contractor shall refuse, neglect or fail to perform, observe or keep any material non-monetary covenants, agreements, terms or conditions of this Agreement as it relates to such Station, or any applicable Station Exhibit, on their part to be performed, observed or kept, and such refusal, neglect or failure continues for more than thirty (30) days after receipt of Notice of such breach by the non-defaulting Party, or in the case of a breach requiring more than ***** Notice to cure, the defaulting Party does not begin or pursue with reasonable diligence a method of cure within ***** after receipt of Notice specifying in reasonable detail the nature of such breach from the non-defaulting Party; or

(ii)	A Station Force Majeure Event occurs at such Station and such Station Force Majeure Event continues for a period of thirty (30) or more consecutive days.
(e)	In addition to and notwithstanding any other provisions this Section 12 with respect to termination or Section 11 with respect to Early Withdrawal, upon the occurrence of the following events, American shall have the right by providing Notice to Eagle to terminate Ground Handling Services at a specific Station (resulting in immediate cessation of all Ground Handling Services at such Station, unless otherwise directed by American in accordance with Section 12(i) or (j)):
(i)	*****;

(ii)	Ten (10) or more Non-Material Breaches shall occur during any consecutive six (6) month period and, with respect to each such Non-Material Breach, American has provided at least ten (10) days Notice thereof to Eagle and an opportunity to cure to American’s reasonable

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

satisfaction during such ten (10) day period; it being understood that any such breach, even if cured, shall be deemed a Non-Material Breach if Contractor subsequently incurs the same type of breach ***** or more times during *****;
(iii)	Contractor shall refuse, neglect or fail to perform Ground Handling Services for all or substantially all of the handled departures for American and American Regional Carriers at such Station for three (3) or more consecutive days or seven (7) or more days within any consecutive fourteen (14) day period;
(iv)	Eagle’s or Executive’s authority to operate the Ground Handling Services at such Station is suspended by a Governmental Authority or an Airport Operator, which suspension continues for three (3) or more consecutive days or seven (7) or more days within any consecutive fourteen (14) day period;
(v)	Eagle or Executive fails to maintain the Controllable On-Time Departure Rate for the specified time periods as set forth in Schedule 5 with respect to a Selected Station, so long as American has provided Notice of such failure to Eagle within *****;
(vi)	Contractor fails to maintain or comply with reasonable and customary safety standards at such Station, or such safety standards as required by law or regulation for the operation by Contractor of the Ground Handling Services at such Station, that remain uncured for more than ***** days after Notice of such default by American to Eagle specifying in reasonable detail the nature of such noncompliance; or
(vii)	Eagle or Executive breaches a material non-monetary provision under the Master Facilities Agreement with respect to such Station that remains uncured for more than thirty (30) days after Notice of such breach by American to Eagle specifying in reasonable detail the nature of such breach.
(f)	In addition to and notwithstanding any other provisions of this Section 12 with respect to termination or Section 11 with respect to Early Withdrawal, Eagle shall have the right by providing Notice to American to terminate Ground Handling Services at a specific Station (resulting in immediate cessation of all Ground Handling Services at such Station, unless otherwise directed by American in accordance with Section 12(i) or (j)) if all handled departures for American and American Regional Carriers at such Station are canceled or terminated for three (3) or more consecutive days or seven (7) or more days within any consecutive fourteen (14) day period; it being understood that the cessation of handled departures upon the end of the relevant season shall not

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

constitute a cancellation or termination if such handled departures are expected to resume in the subsequent relevant season.
(g)	Prior to any termination hereof as specified in this Section 12 and without limiting any Party’s right to terminate this Agreement pursuant thereto, the Parties’ obligations under this Agreement shall be immediately suspended in the event, to the extent and for the period of time that performance is delayed or prevented prior to the termination hereof for the occurrence of any Force Majeure Event; provided, that the foregoing shall not apply to any outstanding rights, obligations or payments that are then due and payable in accordance with the terms hereof; and provided further that (i) the suspension of the obligations in accordance herewith is of no greater scope and of no longer duration than is required by the Force Majeure Event and (ii) the Party suspending its obligations because of the Force Majeure Event uses commercially reasonable efforts to remedy its inability to perform. Without limiting the foregoing, upon the occurrence of a Force Majeure Event or upon the occurrence of a Labor Dispute, American may, instead of suspending its performance or exercising any right it may have to terminate this Agreement as a result of the occurrence thereof, elect to continue to compensate Contractor for any Ground Handling Services provided by Contractor or, if there are no Ground Handling Services provided by Contractor as a result of such Force Majeure Event or Labor Dispute, in which event: (1) Contractor may not suspend the performance of its obligations under this Agreement except to the extent such performance is not possible as a result of such Force Majeure Event or Labor Dispute; (2) Contractor shall not have the right to terminate this Agreement as a result of American’s failure to pay the compensation set forth in this Agreement; (3) no default by American shall be deemed to have occurred under this Agreement with respect to payment obligations under this Agreement; and (4) American shall continue to be entitled to all rights and benefits under this Agreement.
(i)	If the Agreement has not been terminated pursuant to this Section 12, upon any cessation of a Force Majeure Event or an American Labor Dispute, American and Contractor covenant and agree to use commercially reasonable efforts to develop and implement an orderly transition plan to restore the Ground Handling Services that were provided by Contractor prior to such Force Majeure Event or American Labor Dispute (a “Restoration Plan”). With respect to the costs and expenses incurred by each of American and Contractor in connection with the implementation of a Restoration Plan (respectively, “Restoration Costs”), (i) if any such Restoration Plan was implemented due to a Force Majeure Event with respect to Contractor, then Contractor shall be responsible for the Restoration Costs and (ii) if such Restoration Plan was implemented due to a Force Majeure Event with respect to American or an American Labor Dispute, then American shall be responsible for the Restoration Costs.
(ii)	Nothing contained in this Section 12(g) shall be deemed to limit or otherwise affect any Party’s rights under Sections 12(b)(iv) or 12(d)(ii).
(h)	In the event of any breach by Contractor of this Agreement or any Station Exhibit that prevents Contractor’s performance of the Ground Handling Services at any

Station, for so long as Contractor shall be unable to perform or if American otherwise terminates any such Station, American shall have the immediate right and option to supply the Ground Handling Services or to engage any other Person to provide such Ground Handling Services at such Station, regardless of whether American exercises any relevant termination rights hereunder. If American elects to exercise its rights in accordance with this subsection (h), Contractor shall make all Ground Support Equipment at such Station available to American or any such other Person for up to *****; provided, that American shall, at its option, either (1) return the Ground Support Equipment to Contractor within ***** following the end of such ***** period in the same condition as made available to American, reasonable wear and tear excepted or (2) purchase the Ground Support Equipment from Contractor at its then fair market value as determined by an independent appraiser selected by the Parties, and such appraisal shall be binding upon the Parties. American shall be entitled to set-off from any undisputed payment owed by American to Contractor hereunder any costs and expenses of providing or obtaining Ground Handling Services at such Station in accordance with this subsection (h).
(i)	Notwithstanding the foregoing, following delivery of any Notice of termination by American in accordance with Sections 12(b), (c), (d) or (e) (but excluding Section 12(e)(iv)), American shall have the right and option by delivering Notice to Contractor within ***** of such Notice of termination, and without Contractor’s consent, to extend this Agreement with respect to all or any specific Stations and any related Service Facilities for up to an additional three (3) full calendar months on the terms and conditions set forth herein as then in effect in order to provide for an orderly transition of Ground Handling Services. In the event of any extension of this Agreement with respect to all or any specific Stations in accordance with this subsection (i), the remaining rights and obligations of the Parties hereunder and with respect to all other Stations shall continue in full force and effect; provided, that Contractor shall not be subject to any penalties under Section 3(c), and American shall have no termination rights under this Section 12, in each case arising solely out of any services provided to American during any such extension period under this subsection (i).
(j)	Without limiting any other remedies hereunder, in the event of any termination of this Agreement or termination of Ground Handling Services at any specific Station or Early Withdrawal at any Station, Eagle and Executive covenant and agree to use their commercially reasonable efforts to assist American in making arrangements for and transitioning to alternative service providers, including, without limitation, if necessary by continuing to provide the Ground Handling Services on an interim basis on the terms set forth in this Agreement and any applicable Station Exhibit as then in effect. Without limiting the generality of the foregoing and solely with respect to a Large Station, Eagle and Executive covenant and agree to use their commercially reasonable efforts to make available or Transfer to American or any designee thereof on commercially reasonable terms sufficient ground handling equipment and any spare parts

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

therefor in good working condition and repair as may be necessary for American to obtain or provide ground handling services after any termination of the Ground Handling Services at any such Large Station.
(k)	In the event of any termination of Ground Handling Services at any specific Station or Early Withdrawal at any Station, the rights and obligations of the Parties with respect to such Station shall terminate except as provided in Section 12(i) or (j); it being understood and agreed that the remaining rights and obligations of the Parties hereunder and with respect to all other Stations shall continue in full force and effect. Any termination of Ground Handling Services at any specific Station shall not relieve any Party of its rights or obligations under this Agreement or with respect to any other Station and shall not be deemed a waiver of the right to pursue other remedies, including termination of this Agreement, termination of Ground Handling Services at any other Station or Early Withdrawal at any Station, except to the extent such obligations relate to the performance of Ground Handling Services at such Station.
(l)	It is understood and agreed that each Party’s right of termination under this Section 12 shall be in addition to any other rights such Party may have under this Agreement or otherwise, and the exercise of any such right of termination shall not be deemed an election of remedies.
     13. Use of Approved Marks and Copyrights.
(a)	Contractor acknowledges and agrees that American or any of its Affiliates, as the case may be, is the sole worldwide owner or licensee of the Marks, including Approved Marks.
(b)	Subject to the terms and conditions of this Agreement, including the quality of service requirements set forth in Section 2, Contractor is hereby granted the non-exclusive, non-transferable right and license to use the Approved Marks solely in connection with the advertising, promotion and sale of Ground Handling Services or as otherwise expressly authorized by American, in writing, from time to time. In connection with the license granted by this Section 13(b), Contractor agrees that:
(i)	American retains the right to determine, in its sole discretion, whether an Approved Mark may be used in connection with the advertising, promotion and sale of Ground Handling Services;
(ii)	Contractor has no right or permission to use any of the Marks, other than the Approved Marks, without first receiving American’s express Consent to do so;
(iii)	Contractor agrees that any and all use of the Approved Marks inures to the benefit of American or its applicable Affiliate that owns the Approved Mark, or the licensor of the Approved Mark, for all purposes; and
(iv)	Contractor acknowledges and agrees that it has no ownership interest in, nor during the Term will Contractor acquire an ownership interest in, any of the Marks or Approved Marks. Nothing in this Agreement shall be construed as granting to Contractor, nor shall Contractor be construed as retaining, any rights, title or interests in or to the Marks or Approved Marks.
(c)	During the Term, neither Contractor nor any Affiliates of Contractor shall:
(i)	use Marks except for the Approved Marks as permitted hereunder;
(ii)	use or apply to register, or cooperate in any effort by any third party to use or register, Marks or any trademarks, service marks, domain names, keyword search terms, trade dress (including without limitation the livery, uniforms, or aa.com website) or trade names containing Marks or any trademarks, service marks, domain names, keyword search terms, trade dress or trade names that are confusingly similar to the Marks in connection with any products or services, except as specifically permitted under this Agreement;
(iii)	challenge or participate in any challenge to the validity or American’s or American’s Affiliates exclusive rights in the Marks, including without limitation any applications or registrations;
(iv)	take any actions inconsistent with American’s or its Affiliates ownership of the Marks, including without limitation, committing any act that would jeopardize or prejudice American’s or its Affiliates rights in the Marks, altering the Marks, or committing any act that would invalidate or be likely to invalidate American’s or its Affiliates rights in the Marks;
(v)	license, authorize, or otherwise permit, Contractor’s Affiliates to use the Marks except as permitted hereunder;
(vi)	license, authorize or otherwise permit any third party to use the Marks;
(vii)	use, assert, pledge or rely upon the Marks to incur, secure or perfect any obligation or indebtedness;
(viii)	use the Marks in any manner that would diminish their value or harm the reputation of American or their its Affiliates; or
(ix)	contest the fact that its rights granted pursuant to Section 13(b) of this Agreement are solely those of a licensee.
(d)	Contractor shall provide Ground Handling Services under the Approved Mark “American Eagle” or such other Approved Mark, as American may specify from time to time, and not the Contractor’s trademark, except to the extent required by law for disclosure of the operating carrier.
(e)	For all uses of Approved Marks, Contractor and its Affiliates shall affix proper trademark or service mark notice: the symbol ® for registered trademarks or service marks, or the symbols ™ or SM for unregistered trademarks or service marks, and where requested by American, a statement that the Approved Mark

“is a (registered, if applicable) trademark (or service mark, if applicable) of American Airlines, Inc. and is being used by Contractor under license from American Airlines, Inc.”
(f)	If Contractor receives American’s Consent to use any additional Marks, then such Marks will then be considered Approved Marks.
(g)	American has the right to amend the Approved Marks list at any time. If American removes a Mark from the Approved Mark list, Contractor must cease all use of the Mark within a time period to be determined at American’s sole discretion. Similarly, if American adopts a new Mark to be used in connection with the sale, promotion and advertising of Ground Handling Services, it will notify Contractor in writing and specify a deadline by which Contractor must incorporate the new Mark in its sale, promotion and advertising of Ground Handling Services.
(h)	American will provide Contractor with reasonable access to AADAMS so that Contractor may retrieve accurate renditions of the Approved Marks.
(i)	At American’s request, Contractor agrees to cooperate with American and its Affiliates in connection with applications and other filings to create, register, maintain, or otherwise perfect American’s and its Affiliates rights in Marks, at American’s expense. Upon termination of this Agreement, the parties agree to do everything necessary to effect cancellation of the record, if any, of Contractor as a recorded licensee of the Marks throughout the world.
(j)	American recognizes and understands the critical importance of exercising quality control over Contractor’s use of the Marks, so as to preserve the continued integrity and validity of the Marks and to protect the goodwill associated therewith. American is familiar with the quality of the services and products heretofore provided by Contractor and approves of and adopts the standards of such quality. American shall have the right to exercise quality control over Contractor’s use of the Marks to a degree reasonably necessary to maintain such quality. Contractor agrees that it shall:
(i)	use the Marks on or in connection only with those Ground Handling Services that conform to the specifications and standards of quality prescribed by American, including without limitation those identified in Section 2 of this Agreement, as amended from time to time by American in its sole discretion, and not depart from said specifications and standards without Consent from American;
(ii)	only use advertising, publicity material, corporate documents, literature, correspondence, Internet web site, promotional material and services bearing, incorporating or using the Marks that are tasteful and of a quality that is at least as high as the quality of similar materials, products and services offered by American, and in accordance with American’s written trademark usage policies and brand guidelines;
(iii)	use its best efforts to ensure that its provision and advertising of Ground Handling Services comply with all applicable ordinances, laws, and statutes governing the provision and advertising of Ground Handling Services; and
(iv)	cooperate and comply with American’s exercise of quality control over Contractor’s use of the Approved Marks, including:
(1)	submitting appropriate samples of use of the Approved Marks in advertising and provision of Ground Handling Services, and other licensed items bearing or associated with the Approved Marks;

(2)	allowing American to inspect, at all reasonable times and upon reasonable notice, the use of the Approved Marks in advertising and provision of Ground Handling Services and other licensed items bearing or associated with the Approved Marks on Contractor’s premises;

(3)	allowing American to review records relating to customer and other claims or complaints; and

(4)	submitting to audits or other reviews of its compliance with American’s quality control specifications and standards.
(v)	In the event American determines that there is a material defect or failure to maintain minimum quality standards in the quality of the services, advertising, publicity material, corporate documents, literature, correspondence, Internet websites, and promotional material bearing or provided in association with the Approved Marks, American shall notify Contractor in writing specifying in detail the nature of the defect and consult with Contractor to eliminate such defect. Defects or failures to maintain minimum quality standards in accordance with this Agreement, which continue even after efforts to eliminate such defects or increase quality standards, shall be considered a breach of this Agreement.
(vi)	Contractor agrees that under no circumstances shall Contractor:
(1)	transfer, sell, or give away to a third party any products bearing or services marketed or sold under the Marks that do not meet American’s quality standards;
(2)	use or display any Approved Marks that Contractor obtained from a source other than AADAMS or alter the Approved Marks in any way; or
(3)	display the Marks without the appropriate marking or proprietary rights notices as set forth in Section 13(e).
(k)	American grants to Contractor a non-exclusive, non-transferable, limited, royalty-free right and license to copy, display, perform, distribute and prepare derivative works of American’s Copyrights only as necessary for the limited purpose of providing, advertising and promoting Ground Handling Services in accordance with this Agreement. Any reproductions shall include the notice “Reproduced with permission of American Airlines, Inc. © [date] American Airlines, Inc.” Contractor agrees it will not materially alter works subject to American Copyrights without American’s Consent.
(l)	American owns Copyrights and other rights in its propriety software that it makes available to Contractor under this Agreement (the “American Software”). American grants to Contractor a nonexclusive, nontransferable right and license to install, execute and use American Software in the manner described in this Agreement for the purposes of providing, advertising and promoting Ground Handling Services in accordance with this Agreement. Contractor must use American Software only in a manner and for the purposes for which American’s Software is provided to Contractor. Contractor may use American Software only as expressly permitted in this Agreement. Contractor may make copies of American Software for backup and archival purposes. Contractor may not make additional copies of American Software, provide third parties with access to American Software (other than Contractor Agents who are provided access in connection with Contractor providing Ground Handling Services), distribute American Software, or modify American Software without American’s Consent. Contractor may not dissemble, decompile, reverse engineer, or modify American Software.
(m)	Nothing in this section gives Contractor any additional license or rights in and to American Data that is not expressly set forth in this Agreement, nor does it affect Contractor’s duties with respect to American Data under this Agreement.
(i)	Infringement by Third Parties.
(1)	In the event that Contractor learns of any infringement or unauthorized use of any of the Marks or American’s Copyrights, it shall promptly notify American. American has the right to send infringement notices and bring infringement actions. If requested to do so, Contractor shall cooperate with and fully assist American in any such action, including without limitation providing Contractor’s files, communications, records, and other information relating to its Ground Handling Services or joining the action as a party, if necessary, at American’s sole expense. Any award or portion of an award, recovered by American in any such action or proceeding commenced by American shall belong solely to American.
(2)	In the event a third party institutes a legal action against Contractor for its use of an Approved Mark, as provided in this Agreement, Contractor shall promptly notify American and its liability insurance carriers or brokers of such suit in writing. American shall defend, at its own expense, any such action, and Contractor shall cooperate in such defense as requested by American, at American’s expense. American shall pay all judgments and settlements resulting from such suits. Any award received by American in such an action shall belong solely to American.

     14. Certain Employee Matters.
(a)	Training.
(i)	Subject to the terms and conditions of this Agreement, Eagle and Executive jointly and severally covenant and agree:
(1)	At their sole cost and expense, to provide the training necessary or appropriate for the provision of the Ground Handling Services in accordance with the Specifications for all personnel performing the Ground Handling Services, including, but not limited to, all ramp personnel training, recurrent training and training for new personnel.
(2)	At their sole cost and expense, to send all newly hired passenger service agents to Flagship University for passenger service training; provided, that such training shall begin, but shall not be required to be completed by, ***** after such agent’s first day of employment with Eagle or Executive or any Affiliate thereof.
(ii)	All training costs, including compensation of employees during training, shall be at Contractor’s sole cost and expense; provided, that any training (x) that is requested by American that is above and beyond that which is required pursuant to subsection (a)(i) above or otherwise normally required to provide the Ground Handling Services, or (y) that is required in connection with any material change by American of the Specifications or the Ground Handling Services, and in each case, that result in additional costs and expenses to Contractor, shall be reimbursed from American to Contractor, the amount of which shall, upon Notice from Contractor to American, be negotiated by the Parties in accordance with the procedures in Section 18(b). Except as specifically provided for herein, reimbursement for employee time in training that is beyond the requirements of subsection (a)(i) above, normally required training, and training resulting from any significant event that would be the basis for Contractor to request pricing renegotiations, shall be considered above and beyond normally required training.
(iii)	American shall have the right and option to monitor or test Contractor’s employees’ training levels. If American reasonably determines the training level of one or more of Contractor’s employees does not comply with the Specifications, then Contractor shall institute such additional training at its own cost and expense as American deems necessary to bring such employees to the level of training required in order to provide the Ground Handling Services in accordance with the Specifications.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b)	Contractor shall require all of its personnel and any Contractor Agents providing Ground Handling Services in job classifications requiring direct public contact to wear uniforms and accessories furnished by Contractor that are of colors and styles approved by American. American shall be responsible for any reasonable out-of-pocket costs and expenses incurred by Contractor relating to the cost of uniform changes requested by American; provided, that Contractor shall provide American with a reasonable and binding estimate of the out-of-pocket costs and expenses before they are incurred, so that American may determine whether to implement the changes.
(c)	American reserves the right to interview and approve Station management employees of Contractor; provided, that Station management employees hired or appointed by Contractor as of the Effective Date shall be deemed approved by American. American shall have the right and option to maintain at its own cost and expenses, an American Agent or Agents who shall be entitled to review the Ground Handling Services and Contractor’s related operations at any Station, which American Agents or Agents shall provide feedback and advice to Contractor in connection with the performance of its obligations hereunder at any Station.
(d)	American shall process and adjudicate all customer or passenger complaints related to this Agreement and the Ground Handling Services and Contractor shall assist American in processing and adjudicating such customer or passenger complaints. American shall have complete and exclusive control of the method of processing and adjudicating such customer or passenger complaints and any final disposition or handling of any customer or passenger complaint shall be in American’s sole discretion. No action taken by American or Contractor and no failure to act by American or Contractor in connection with the handling of any such customer or passenger complaints shall affect or otherwise impact any right of American or Contractor, as the case may be, to seek indemnification pursuant to Section 16, so long as any Indemnified Party’s rights as an Indemnified Party are not materially prejudiced by actions taken by any other Party.
     15. Right to Bid. During the Term, American shall provide Notice to Contractor of any and all requests for proposals pursuant to which American seeks any ground handling and related services at any Station or at any other airport locations from any Person that is not an Affiliate of American. Such Notice shall be given to Contractor contemporaneously with any Notice provided to any such other Person and in each such case Contractor shall have the right and option to bid with respect to such requests for proposals (each, a “Contractor Bid”). American shall have the right to accept or reject any Contractor Bid in its sole discretion. If Contractor successfully bids on any ground handling or related services, such services shall not be subject to the terms of this Agreement.
     16. Indemnification.
(a)	CONTRACTOR AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE AMERICAN INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR BE OCCURRING IN CONNECTION WITH): (i) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS,

PASSENGERS, SHIPPERS, EMPLOYEES, ANY OPERATOR OF AIRCRAFT COVERED UNDER THE AIR SERVICES AGREEMENT AND AGENTS OF CONTRACTOR), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF CONTRACTOR AND OF ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH INDEMNIFIED PARTY, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY, CONTRACTOR (INCLUDING, FOR THE AVOIDANCE OF DOUBT, CLAIMS ARISING OUT OF DEATH OF OR INJURY TO REGIONAL AIRLINE SERVICES PASSENGERS TRAVELING ON AMERICAN TICKETS THAT IMPLEMENT LIMITS OR CONDITIONS OF LIABILITY OR JURISDICTIONAL RULES WITH RESPECT TO PASSENGER CLAIMS THAT DIFFER FROM THOSE OF CONTRACTOR), EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT; (ii) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF CONTRACTOR, ANY CONTRACTOR AFFILIATE OR ANY CONTRACTOR AGENT, THAT ARE IN ANY WAY RELATED TO GROUND HANDLING SERVICES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 16(b)(i), ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE IN THE CONTROL OR CUSTODY OF, OR BEING TRANSPORTED BY, AMERICAN, IN WHICH CASE AMERICAN SHALL INDEMNIFY AND REIMBURSE THE CONTRACTOR INDEMNIFIED PARTIES, NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF CONTRACTOR, ANY CONTRACTOR AFFILIATE OR CONTRACTOR AGENT; AND (iii) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF CONTRACTOR PURSUANT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF CONTRACTOR CONTAINED IN SECTION 5 OR ANY ANCILLARY AGREEMENT.
(b)	AMERICAN SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE CONTRACTOR INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR OCCURRING IN CONNECTION WITH): (i) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES, ANY OPERATOR OF AIRCRAFT COVERED UNDER THE AIR SERVICES AGREEMENT AND AGENTS OF AMERICAN), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF AMERICAN AND OF ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH INDEMNIFIED PARTY, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY,

AMERICAN, EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF CONTRACTOR, ANY CONTRACTOR AFFILIATE OR CONTRACTOR AGENT; (ii) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT THAT ARE IN ANY WAY RELATED TO PROVIDING GROUND HANDLING SERVICES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 16(a)(i) ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE IN THE CONTROL OR CUSTODY OF, OR ARE BEING TRANSPORTED BY, CONTRACTOR (IN WHICH EVENT CONTRACTOR AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY AND REIMBURSE THE AMERICAN INDEMNIFIED PARTIES NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT); AND (iii) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF AMERICAN PURSUANT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF AMERICAN CONTAINED IN SECTION 6 OR ANY ANCILLARY AGREEMENT.
(c)	A Party (the “Indemnified Party”) entitled to indemnification from another Party under the terms and conditions of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt Notice of any Claim that the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party. Notwithstanding the foregoing, the failure of an Indemnified Party to promptly provide Notice shall not constitute a waiver by the Indemnified Party of any right to indemnification or otherwise relieve such Indemnifying Party from any liability hereunder unless and only to the extent that the Indemnifying Party is materially prejudiced as a result thereof, and in any event shall not relieve such Indemnifying Party from any liability that it otherwise has on account of this Section 16. The Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party Claim, to control the defense of, to settle or to pay for any such third party Claim at its own expense and by its own counsel; provided, that the Indemnified Party’s prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party Claim. The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend or resolve any such third party Claim and shall otherwise cooperate with the Indemnifying Party in the defense or resolution of any such third party Claim. If the Indemnifying Party does not accept financial responsibility for the third party Claim or fails to defend against the third party Claim that is the subject of a Notice under this Section 16(c) within thirty (30) days of receiving such Notice (or sooner if the nature of the third party Claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing Notice to the Indemnifying Party, pay, compromise or defend such third party Claim. In the latter event, the Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from the Indemnifying Party. Except as set forth in this Section 16(c), the Indemnified

Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a third party Claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior Consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise or the Consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party is prejudiced thereby. Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any loss, damage or expense suffered by the Indemnified Party hereunder. Notwithstanding anything contained in this Section 16(c) to the contrary, Contractor and American shall cooperate in the defense of any Claim imposed jointly against them.
(d)	Each Party shall bear full responsibility for its employer’s liability and workers’ compensation liability to its own officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective service under this Agreement. Each Party, with respect to its own employees, hereby accepts full and exclusive liability for the payment of workers’ compensation and employer’s liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by any Governmental Authority, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each Party further shall make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.
(e)	Notwithstanding any other provision of this Agreement (other than Section 39 as applicable to Executive), Eagle and Executive shall be jointly and severally responsible for the performance of any obligations required to be performed by Contractor and shall be jointly and severally liable for any of their respective obligations under this Agreement, whether to be performed individually or jointly.
     17. Insurance.
(a)	Throughout the Term, in addition to any insurance required to be maintained by Contractor or Eagle Holding on behalf of Contractor by any applicable Airport Operator or Governmental Authority, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available and of the type usually carried by corporations engaged in the same or similar business, similarly situated and providing similar ground handling services and covering risks of the kind customarily insured, as follows:
(i)	Commercial General Liability insurance, including airport liability, comprehensive general liability (including premises, products and completed operations, contractual liability and personal injury coverage) and automobile liability covering all Ground Handling Services performed by Contractor under this Agreement, including the ownership, operation or use of all licensed and unlicensed vehicles used at each Station. Such coverage shall be in an amount of not less than $***** bodily injury and property damage combined, with $***** annual aggregate in respect of personal injury.
(ii)	Automobile liability insurance covering all owned, non-owned, leased and hired vehicles with policy limits of not less than $***** combined single limit per occurrence.
(iii)	Workers’ compensation providing the statutory coverage required by the appropriate jurisdiction and employer’s liability with a limit of not less than ***** each accident for bodily injury by accident or ***** each employee for bodily injury by disease.
(iv)	Other property and liability insurance coverages (including, without limitation, property damage liability insurance, exclusive of any manufacturer’s product liability insurance) of the types and in the amounts that would be considered reasonably prudent for a business organization of Contractor’s size and nature that perform similar ground handling services, under the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that American may reasonably require to prevent or minimize a disruption in the provision of Ground Handling Services resulting from a casualty or liability incident related to any of Contractor’s operations.
(v)	All coverages described in this Section 17 shall be placed with deductibles reasonably prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement.
(b)	Contractor shall cause the liability policies described in Section 17(a) to be duly and properly endorsed by Contractor’s insurance underwriters as follows:
(i)	To provide that the underwriters shall waive subrogation rights against American, except for its gross negligence or willful misconduct;
(ii)	To provide that American and its Affiliates shall be named as additional insured parties;
(iii)	To provide that such insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;
(iv)	To include a “breach of warranty” provision in favor of the additional insureds insuring their interest regardless of any breach or violation by

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Contractor of any warranties, declarations or conditions contained in such insurance policies; and
(v)	With respect to all of the insurance policies described in Section 17(a), to provide that such policies shall not be canceled, terminated or the limits or coverage required hereunder be reduced (adverse change) until thirty (30) days after receipt by American of Notice from such insurers of such cancellation, termination or reduction (but seven (7) days or such lesser period after Notice shall have been sent to American if the cancellation or adverse change is a result of Contractor’s failure to pay the applicable workers compensation or property insurance premiums).
(c)	On the Effective Date and on each anniversary during the Term, Contractor shall furnish to American a certificate of insurance certifying that such insurance and endorsements are in full force and effect. If Contractor fails to acquire or maintain insurance as herein provided, then American may at its option secure such insurance on Contractor’s behalf and Contractor shall take all actions requested or directed by American and cooperate with American in connection with obtaining or maintaining such coverage.
     18. Dispute Resolution and Meet and Confer.
(a)	Except as specifically provided in Section 19 hereof, prior to, and in certain circumstances (as specified in this Section 18) in lieu of, any Party’s right to seek any remedy in a court of competent jurisdiction, the Parties hereby agree that they shall resolve any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof (each a “Dispute”) as follows.
(b)	Following any Notice provided by American or Contractor with respect to any (i) increase or reduction to Base Rates in accordance with Section 4(e); (ii) additional costs and expenses to be charged to American in accordance with Section 14(a)(ii); (iii) fees to be charged to Contractor in accordance with subsection (g) of Schedule 3; or (iv) increase to Base Rates in accordance with Section 2(b) of the applicable Station Exhibit, American and Contractor shall resolve the foregoing in accordance with the following procedures:
(i)	The Parties shall comply with the meet and confer procedures set forth in Section 18(f) hereof.
(ii)	If American’s and Contractor’s Representatives fail to reach an agreement on any such increase or reduction to Base Rates or any such fees pursuant to Section 18(f) within thirty (30) days after the Notice provided under Section 18(f), then American and Contractor shall each select an outside independent auditor (which may be their own outside independent auditors) to promptly meet and confer to resolve the disputed amounts and the procedures for implementing any such resolution.
(iii)	If such auditors fail to reach an agreement within thirty (30) days following the date of the first meeting of the auditors, such outside independent auditors shall promptly meet and confer to select one other outside independent auditor who will actually resolve the disputed amounts and the procedures for implementing any such resolution in accordance with the provisions hereof within ten (10) days thereafter.
(c)	With respect to any Disputes relating to any invoice or billing matter, American and Eagle shall in good faith use commercially reasonable efforts to resolve such Dispute as follows:
(i)	Within thirty (30) days following the receipt of any bill or invoice, either American or Eagle, as the case may be, if disputing such bill or invoice, shall provide Notice to the other of the amount in question and submit payment for all amounts not in Dispute as set forth in the bill or invoice in accordance with Schedule 1.
(ii)	If American and Eagle have not resolved the Dispute within ten (10) days of Notice of such a Dispute, then American and Eagle shall submit the Dispute to a mutually agreed upon independent auditor for prompt resolution. The costs and expenses associated with such independent auditor shall be borne equally by American and Eagle.
(iii)	If the amount of the Dispute is equal to or less than *****, the decision of the independent auditor shall be binding on all Parties for all purposes hereof and shall not be subject to further objection or appeal, including pursuant to any other provision set forth in this Article XIV or otherwise.
(iv)	If the amount of the Dispute exceeds *****, then either American or Eagle may within ten (10) days following the decision of the independent auditor, implement the following:
(1)	Either American or Eagle may give Notice to the Representatives of American and Eagle of the Dispute, which Notice shall identify the Dispute to be discussed. The designated Representatives shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
(2)	If the Representatives do not resolve the Dispute within ten (10) days following the date of the Notice specified in subparagraph (1) above or such longer period as may be mutually agreed to by the Representatives, then the Dispute shall be referred (by either or both of the Representatives) to American’s Vice President of Network Planning and Eagle’s Chief Financial Officer for resolution.
(3)	The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

following any referral to them by either of the Representatives and negotiate in good faith to resolve the Dispute.
(4)	If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the Dispute within such specified period, then either may refer the Dispute to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
(5)	Failure to resolve the billing or invoice Dispute with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either American or Eagle the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
(v)	The Parties agree to continue to perform their respective obligations under this Agreement while a billing or invoice Dispute is being resolved pursuant to this Section 18(c).
(vi)	In the event there is no officer holding the title Vice President of Network Planning or the Senior Vice President of Marketing and Planning at American, then the duties under this Section 18(c) shall be performed by an executive performing similar duties and functions.
(d)	With respect to any other Disputes, the Parties hereto agree that, except as provided in Section 19 below, before seeking any remedy in a court of competent jurisdiction, the following procedures shall apply:
(i)	The Parties shall comply with the meet and confer procedures set forth in Section 18(f) hereof.
(ii)	If the Parties’ Representatives are not able to resolve the Dispute pursuant to Section 18(f) within ten (10) days of the Notice provided under Section 18(f), or such longer period as may be mutually agreed to by the Representatives, then the Dispute shall be referred (by either or both of the Representatives) to the Vice President of Network Planning of American and the Chief Financial Officer of Eagle.
(iii)	The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days following any referral to them by either of the Representatives and negotiate in good faith to resolve the Dispute.
(iv)	If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the Dispute within such specified period, then either may refer the Dispute to the Senior Vice President of Marketing and Planning of American and the Chief

Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
(v)	Failure to resolve the Dispute with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either Party the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
(vi)	The Parties agree to continue to perform their respective obligations under this Agreement while a Dispute or issue is being resolved pursuant to this Section 18(d).
(vii)	In the event there is no officer holding the title Vice President of Network Planning or the Senior Vice President of Marketing and Planning at American, then the duties under this Section 18(d) shall be performed by an executive performing similar duties and functions.
(e)	The Parties agree to continue to perform their respective obligations under this Agreement while a Dispute or issue is being resolved pursuant to this Section 18.
(f)	To the extent that this Agreement requires that the Parties meet and confer in any circumstance, any Party may give Notice to both Parties’ Representatives of the issue or matter to be discussed and, except to the extent another representative of a Party is designated in accordance with the terms of this Agreement, the Parties’ Representatives shall meet within ten (10) days to promptly negotiate in good faith. The Parties agree to continue to perform their respective obligations under this Agreement while the matter or issue is being resolved pursuant to this Section 18.
     19. Equitable Remedies. Notwithstanding the provisions of Section 18 hereof, American and Contractor each hereby acknowledge and agree that if the rights of a Party may be materially and irreparably harmed by actions to be taken or taken by another Party, in addition to its rights under this Agreement, a Party may apply to any court of law or equity of competent jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Tarrant County for specific performance and/or other injunctive relief in order to enforce or prevent any breach of this Agreement or enjoin other such action being taken or proposed to be taken by the other Party.
     20. Notices.
(a)	All Notices, Consents or amendments under this Agreement shall be in writing and shall be deemed given to American or Contractor, as the case may be, upon (i) confirmation of receipt of a delivery in person, (ii) a transmitter’s confirmation of a receipt of a facsimile or e-mail transmission (but only if followed by confirmed delivery the following Business Day (a) by a nationally recognized overnight courier or (b) by hand), or (iii) confirmed delivery by a nationally recognized overnight courier, to the Parties at the following addresses:

If to American, to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attn: Corporate Secretary
Facsimile No.:
Telephone No.:

If to Eagle, Executive or Contractor, to:
American Eagle Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5494
Ft. Worth, TX 76155
Attn: General Counsel
Facsimile No.:
Telephone No.:

Executive Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5494
Ft. Worth, TX 76155
Attn: General Counsel
Facsimile No.:
Telephone No.:

And if to American pursuant to Section 25(b), a copy of such Notice shall also be provided to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attn: Corporate Communications Department
Facsimile No.:
Telephone No.:

and
American Airlines, Inc.
4333 Amon Carter Blvd.
Ft. Worth, TX 76155
Attn: Director of Regional Network Planning
Facsimile No.:
Telephone No.:

or, in each case, to such other address as a Party may have furnished to the other Party by a Notice in accordance with this Section 20.

(b)	If any Notice is made or required to be given to American regional managers in accordance with this Agreement or any applicable Station Exhibit, any such Notice shall be addressed to the regional manager at the specific Station in accordance with the address specified on the applicable Station Exhibit. Any such Notice shall be deemed given upon delivery (i) by a nationally recognized overnight courier or (ii) by hand, and in each case, a copy of such Notice shall also be provided to American in accordance with the provisions of (a) above.
(c)	Where in this Agreement the words “request,” “directed,” “inform,” “furnish” or “approved” or similar phrases, expressions or derivatives thereof are used rather than the terms Notice or Consent, such instruction to receive such communication shall be sufficient if done orally (and not in writing) (each a “Communication”) so long as it is provided (i) in accordance with past practices or, if there are no past practices, in accordance with customary industry practices, (ii) the Person providing the Communication reasonably believes that the Person receiving such Communication is authorized to receive such Communication and (iii) the Person receiving such Communication reasonably believes the Person providing such Communication has the apparent or actual authority to undertake the action in question.
     21. Binding Effect and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding and enforceable upon the Parties and their respective successors and permitted assigns. Except with respect to (i) a merger, reorganization, or consolidation of American with or into another Person, (ii) an assignment of this Agreement or any rights pertaining thereto, in whole or in part, by American to an Affiliate, (iii) a transaction, or series of transactions, by American involving the sale, pledge, lease, transfer or exchange of substantially all of the assets of American, or (iv) any pledge or creation of any security interest in American’s rights under this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior Consent of the other Party. In the event of (iii) above, Contractor shall be deemed to have released (without further action on the part of Contractor) American from any and all duties, obligations and liabilities (including assignor liability) arising under this Agreement after the date of assignment.
     22. Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the Parties, except that notwithstanding the foregoing, American and Eagle may modify the Ground Handling Services provided at a Station and the Base Rate at any such Station.
     23. Waiver. The performance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the Party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.
     24. Interpretation; Conflicts with this Agreement. The table of contents and the section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days, months or years shall be deemed references to calendar days, months or years. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Schedule” or an “Exhibit” shall be deemed to refer to a section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing the document to be drafted. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. In the event of an express conflict in the terms of this Agreement and any Station Exhibit with respect to a specific Station, with respect to such Station only, the provisions of the applicable Station Exhibit shall control in all respects.
     25. Confidentiality and Public Communications.
(a)	Except as required by any law, rule or regulation of a Governmental Authority, stock exchange listing requirement, or in any proceeding to enforce the provisions of this Agreement, American and Contractor agree not to publicize or disclose to any third party any Confidential Information, the terms or conditions of this Agreement, any Ancillary Agreement or any exhibit, schedule or appendix hereto or thereto, without the prior Consent of the other Party, except that a Party may disclose such information as to its third-party consultants, advisors and representatives, in each case, that have agreed to keep such information confidential; it being understood that American or Contractor, as the case may be, shall be responsible for any such third party. Except as required by any law, rule or regulation of a Governmental Authority, stock exchange listing requirement, or in any proceeding to enforce the provisions of this Agreement or any Ancillary Agreement, American and Contractor agree (x) not to disclose to any third party any Confidential Information without the prior Consent of the Party providing such Confidential Information, except that a Party may disclose such information to its third-party consultants, advisors and representatives, in each case, that have agreed to keep such Confidential Information confidential, and (y) not to use any such Confidential Information of the other Party other than in connection with performing their respective duties and obligations or enforcing their respective rights and privileges under this Agreement, or as otherwise expressly contemplated by this Agreement. If any Party is served with a subpoena or other process requiring the production or disclosure of any Confidential Information, then the Party receiving such subpoena or other process, before complying with such subpoena or other process, shall promptly provide Notice to the other Party of same and permit said other Party a reasonable period of time to intervene and contest disclosure or production, but only to the extent such Party is able to do so and still comply with any law, rule or regulation of a Governmental Authority or any stock exchange listing requirement. Upon any termination of this Agreement, each Party must, at the written request of the other Party, return or destroy Confidential Information received from the other Party or derived from the IT Equipment which is still in the recipient’s possession or control and certify its compliance with such written request; provided, that (i) the recipient’s legal counsel may retain a single archival copy of such information only for evidentiary purposes, and (ii) the recipient shall not be required to delete information from back-up or archival electronic storage; provided further, that such retained Confidential Information shall continue to be held confidential pursuant to the terms hereof. This Section 25 shall survive the termination of this Agreement for a period of ten (10) years; provided, that personally identifiable information shall remain subject to this Section 25 in perpetuity.
(b)	In connection with, and to the extent relating to providing Ground Handling Services or the performance or continued performance of this Agreement, any planned communication (whether written or oral): (i) of Confidential Information as may be required by any law, rule or regulation of a Governmental Authority or any stock exchange; or (ii) with the press, other public media, any Governmental Authority, or civic officials, including those involving any accidents, incidents or Labor Disputes, each of American and Contractor shall provide Notice of such planned communication to the other Party as reasonably as possible prior thereto in accordance with Section 20. If requested in writing by a Party in connection with any such Notice and if reasonably practicable given the timing of the communication and the circumstances thereof, the other Party shall provide copies of any such planned communication if in writing, or a summary of the planned communication if oral, (other than documents that such other Party reasonably believes are subject to an attorney-client privilege or a confidentiality agreement). Further, in the case of any planned communication required by any law, rule or regulation of a Governmental Authority or any stock exchange, each Party shall endeavor to limit the planned communication to that information that it is required to disclose and provide prompt Notice to the other Party prior to any meetings involving any Governmental Authority that such Party could reasonably expect to impact the Contractor’s performance of the Ground Handling Services or result in media coverage relating thereto. Nothing contained herein shall limit the right of any Party to disclose information which is not confidential or is required or appropriate in response to emergencies or other events that require immediate action.
     26. Data Security.
(a)	Where Contractor stores or processes American Data, Contractor shall and shall cause the Contractor Agents to establish and maintain a secure environment for all American Data and any hardware and software (including servers, network and data components) to be provided or used by Contractor to store or process American Data. Contractor represents that the security measures it takes in performance of its obligations under this Agreement are, and will at all times remain, consistent with the following (collectively referred to herein as “Security Best Practices”): (i) Privacy & IT Security Best Practices (as defined by ISO 27001) or a mutually agreed equivalent, such agreement to not be unreasonably withheld; (ii) the security requirements, obligations, specifications and event reporting procedures set forth in Exhibit A; and (iii) any security requirements, obligations, specifications and/or event reporting procedures provided by American in writing from time to time. Failure by Contractor to comply with Security Best Practices in fulfilling its obligations hereunder shall constitute a breach of this Agreement. Additionally, for contracts entered into, amended or extended following the Effective Date, Contractor shall contractually require any Contractor Agents with access to American Data to adhere to such Security Best Practices as applicable to their access to the American Data. Notwithstanding the foregoing, Contractor will not be in violation of this Section 26(a) if the violation is caused by systems or services provided by American to Contractor, or of clause (i) of this Section 26(a), if the violation is caused by a system owned or licensed and used by Contractor as of the Effective Date that is not consistent with Privacy & IT Security Best Practices as of the Effective Date but only so long as such system is used or until any contract for use of such system is amended, extended or otherwise modified.
(b)	American (or its designated representatives) shall have the right, at its own cost (subject to Section III of Schedule 1), on an annual basis or more frequently as reasonably requested by American to conduct an audit to verify that Contractor is complying with its obligations under this Section 26(b). Contractor will cooperate with American in conducting any such audit, and shall allow American reasonable access, during normal business hours and upon reasonable Notice, to all pertinent records, documentation, computer systems, data, personnel and processing areas as American deems necessary to accurately and effectively complete such audit. American will take reasonable steps to ensure that such audit will not materially impact Contractor’s business or operations. Contractor shall promptly correct any deviations from Security Best Practices that are identified in any security audit.
(c)	If Contractor or a Contractor Agent discovers or is notified of a breach or potential breach of security relating to the American Data, then Contractor shall immediately (i) provide Notice to American of such breach or potential breach and (ii) if the applicable American Data was in the possession of Contractor or the Contractor Agents at the time of such breach or potential breach, Contractor (y) shall investigate and remediate with American’s reasonable assistance the effects of the breach or potential breach (such remediation to include restoring data to the last data back-up) and (z) shall provide American with assurance reasonably satisfactory to American that the likelihood of a recurrence of such breach or potential breach has been appropriately reduced. If Contractor breaches this Section 26(c), then American shall have the right to require Contractor to reimburse American for actual out-of-pocket costs and expenses of printing and mailing notification letters required by any law, rule or regulation of a Governmental Authority incurred by American or its Affiliates due to such breach and any credit monitoring services offered by American or any Affiliate in relation to the breach.
(d)	If American or an American Agent discovers or is notified of a breach or potential breach of security relating to the Contractor Data, then American shall immediately (i) provide Notice to Contractor of such breach or potential breach and (ii) if the applicable Contractor Data was in the possession of American or the American Agents at the time of such breach or potential breach, American (y) shall investigate and remediate with Contractor’s reasonable assistance the effects of the breach or potential breach (such remediation to include restoring data to the last data back-up) and (z) shall provide Contractor with assurance reasonably satisfactory to Contractor that the likelihood of a recurrence of such breach or potential breach has been appropriately reduced. If American breaches this Section 26(d), then Contractor shall have the right to require American to reimburse Contractor for actual out-of-pocket costs and expenses of printing and mailing notification letters required by any law, rule or regulation of a

Governmental Authority incurred by Contractor or its Affiliates due to such breach and any credit monitoring services offered by Contractor or any Affiliate in relation to the breach.
     27. Ownership and Use of Data.
(a)	American Data.
(i)	All American Data is, or upon creation will be, and will remain the property of American and all right, title and interest in and to any American Data, including intellectual property rights to American Data, will be solely owned by American. Contractor (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause the Contractor Agents to assign, transfer and convey, to American without further consideration all of its and their right, title and interest in and to the American Data. Upon request by American, Contractor will execute and deliver, and will cause the Contractor Agents to execute and deliver, any documents or take any other actions that may be reasonably necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable American or an American Affiliate to enforce, its rights hereunder with respect to the American Data. American Data shall be subject to the terms and restrictions in this Agreement.
(ii)	Except as otherwise provided in this Agreement, without American’s approval (in its sole discretion), the American Data may not be (1) used by Contractor or Contractor Agents; (2) sold, assigned, leased or otherwise provided to third parties by Contractor or Contractor Agents; or (3) commercially exploited by or on behalf of Contractor or Contractor Agents unless such American Data is otherwise public. Contractor may access and use and may permit Contractor Agents to access and use the American Data (A) only as necessary to provide the Ground Handling Services to American, (B) for its own internal analyses conducted by or on behalf of Contractor, (C) as necessary to comply with the laws, rules and regulations of Governmental Authorities, and (D) for any other purpose for which American may provide advanced written approval (e-mail shall not suffice) in accordance with this Agreement (collectively “Permitted Uses”). American Data shall not be used or accessed by Contractor or Contractor’s affiliates or agents for any other purposes, and specifically shall not be without American’s prior written approval in each instance (i) re-distributed or displayed via web sites or services (including, for example, through white label web sites), or (ii) disclosed, sold, assigned, leased or licensed or otherwise provided or made available to any third parties. Except for the Permitted Uses, Contractor may not edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, reverse engineer, reproduce, display, distribute, disclose, or otherwise process American Data. In addition, for clarity, Contractor must not directly or indirectly engage in any of the following activities: (x) use or disclosure of American Data in a way that may adversely affect American, including any use by or disclosure to other airlines, or (y) any kind of commercialization, marketing, advertising, licensing or resale that is based on American Data (e.g., targeted advertising to consumers based on the American Marks). Nothing in this Agreement conveys any rights or interest in the American Data to Contractor.
(iii)	With respect to Flight Status Data and the Eagle Flight Status Data subset,
(1)	Contractor may use and disclose the Flight Status Data as necessary to provide the Ground Handling Services to American;
(2)	Contractor may use and disclose Eagle Flight Status Data as necessary for customary non-commercial industry uses consistent with Contractor’s practices prior to the Effective Date;
(3)	Contractor may use and disclose Eagle Flight Status Data in its own internal business operations; and
(4)	Contractor may use the Eagle Flight Status Data internally to generate statistics derived from the Eagle Flight Status Data and disclose such statistics as a regional airline customarily discloses about its flights for mainline airlines, including in connection with proposals to obtain additional business from other airlines; provided that in no event may Contractor disclose all or individual parts of the Flight Status Data, except as otherwise permitted herein.
(iv)	Following the expiration or termination of this Agreement, Contractor and Contractor Agents shall, at American’s election, return or dispose of all American Data in their possession. Notwithstanding the foregoing, Contractor may (a) retain a copy of those parts of the American Data that Contractor is required to retain in order to comply with the laws, rules and regulations of Governmental Authorities, (b) retain the Schedule Data solely for use in Contractor’s own internal business operations, (c) retain that part of the American Data that is technologically impractical to return or destroy, (d) retain and internally use those portions of American Data contained within compilations, reports, summaries or aggregations that were prepared for Contractor’s internal use, and (e) may retain American Data that is public. Further, Contractor shall not be required to delete American Data from back-up or archival electronic storage. This Section 27(a) shall survive the termination of this Agreement and/or of the provision of Ground Handling Services and shall apply to any American Data retained by Contractor or any Contractor Agents.
(b)	Contractor Data.
(i)	All Contractor Data is, or upon creation will be, and will remain the property of Contractor and its Affiliates, and all right, title and interest in and to any Contractor Data, including intellectual property rights to Contractor Data, will be solely owned by Contractor and its Affiliates.

American (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause the American Agents to assign, transfer and convey, to Contractor or a designated Affiliate of Contractor without further consideration all of its and their right, title and interest in and to the Contractor Data. Upon request by Contractor, American will execute and deliver, and will cause the American Agents to execute and deliver, any documents or take any other actions that may be reasonably necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable Contractor or a Contractor Affiliate to enforce, its rights hereunder with respect to the Contractor Data. Contractor Data shall be subject to the terms and restrictions in this Agreement.
(ii)	Except as otherwise provided in this Agreement, without Contractor’s approval (in its sole discretion), the Contractor Data may not be (A) used by American or the American Agents; (B) sold, assigned, leased or otherwise provided to third parties by American or the American Agents; or (C) commercially exploited by or on behalf of American or the American Agents; unless such Contractor Data is otherwise public. Contractor Data shall not be used or accessed by American or American Affiliates or agents for any other purposes, and specifically shall not be without Contractor’s prior written approval in each instance (1) re-distributed or displayed via web sites or services or (2) disclosed, sold, assigned, leased or licensed or otherwise provided or made available to any third parties. American may not edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, reverse engineer, reproduce, display, distribute, disclose, or otherwise process Contractor Data. In addition, for clarity, American must not directly or indirectly engage in any of the following activities: (x) use or disclosure of Contractor Data in a way that may adversely affects Contractor, including any use by or disclosure to other airlines, or (y) any kind of commercialization, marketing, advertising, licensing or resale that is based on Contractor Data. Nothing in this Agreement conveys any rights or interest in the Contractor Data to American.
(iii)	Following the expiration or termination of this Agreement, American and American Agents shall, at Contractor’s election, return or dispose of all Contractor Data in their possession. Notwithstanding the foregoing, American may (A) retain a copy of those parts of the Contractor Data that American is required to retain in order to comply with the laws, rules and regulations of Governmental Authorities; (B) retain that part of the Contractor Data that is technologically impractical to return or destroy; (C) retain and internally use those portions of Contractor Data contained within compilations, reports, summaries or aggregations that were prepared for American’s internal use; and (D) may retain Contractor Data that is public. Further, American shall not be required to delete Contractor Data from back-up or archival electronic storage. This Section 27(b) shall survive the termination of this Agreement and/or of the provision of Ground Handling Services and shall apply to any Contractor Data retained by American or any American Agents.

(c)	Jointly Owned Data.
(i)	Subject to the other provisions of this Agreement, all Jointly Owned Data is, or upon creation will be, and will remain the undivided joint property of American and Contractor American and Contractor agree that each may freely use for their own internal business purposes. American and Contractor agree that Jointly Owned Data shall not be used or accessed for any other purposes, and specifically shall not be without the other Party’s prior written approval in each instance (A) re-distributed or displayed via web sites or services or (B) disclosed (except as permitted below in clause (ii)), sold, assigned, leased or licensed or otherwise provided or made available to any third parties. In addition, for clarity, neither Party will directly or indirectly engage in any of the following activities: (x) use or disclosure of Jointly Owned Data in a way that may adversely affects the other Party, including any use by or disclosure to other airlines, or (y) any kind of commercialization, licensing or resale that is based on Jointly Owned Data. Each Party (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause, in the case of American, the American Agents, and in the case of Contractor, the Contractor Agents, to assign, transfer and convey, to the other Party or a designated Affiliate of such Party without further consideration a one-half undivided interest in its and their right, title and interest in and to the Jointly Owned Data. Upon request by a Party, the other Party will execute and deliver, and will cause, in the case of American, the American Agents, and in the case of Contractor, the Contractor Agents, to execute and deliver, any documents or take any other actions that may be reasonably necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable such Party or an Affiliate to enforce, its rights hereunder with respect to the Jointly Owned Data.
(ii)	Notwithstanding the provisions of clause (i) above:
(1)	Each Party may use and disclose the Jointly Owned Data as necessary to provide or receive the Ground Handling Services;
(2)	Each Party may use and disclose Jointly-Owned Data as necessary for customary non-commercial industry uses consistent with each respective Party’s practices prior to the Effective Date (it being agreed that using such data in connection with proposals to obtain additional business from other airlines shall be deemed to be a use consistent with Contractor’s past practice);
(3)	Each Party may use and disclose Jointly Owned Data in its own internal business operations; and
(4)	The Parties may use and disclose Jointly Owned Data as necessary to comply with the laws, rules and regulations of Governmental Authorities.

Except as otherwise provided in this Agreement, without the other Party’s approval (and such approval shall not unreasonably be withheld), the Jointly Owned Data may not be (i) used in a manner contrary to the rights and permission granted in this Agreement; (ii) sold, assigned, leased or otherwise provided to third parties by either Party; or (iii) commercially exploited by or on behalf of either Party.
(d)	In the event that a new category of data is identified or created that Contractor believes should not be considered American Data, the parties shall meet and confer in accordance with the provisions set forth in Section 18(f) to determine whether such new category should remain as American Data or become Contractor Data or Jointly Owned Data. In determining whether such new category of data should remain as American Data or become Contractor Data or Jointly Owned Data, the Parties will consider the nature of the new category of data and the nature of the data in each existing category.
(e)	Notwithstanding anything else to the contrary in this Agreement or any Ancillary Agreement, including this Section 27 and the definitions of “American Data” and “Contractor Data,” under this Agreement, (i) American, its Affiliates and American Agents shall not have any interest in or right to, and Contractor shall own all interest and right to, any invention conceived and reduced to practice from and after the Effective Date by Contractor, its Affiliates or any Contractor Agent without the assistance, or not at the request or suggestion, of American, its Affiliates or any American Agent, except to the extent such invention is conceived or reduced to practice jointly with American, an Affiliate or any American Agent, and (ii) Contractor, its Affiliates and Contractor Agents shall not have any interest in or right to, and American shall own all interest and right to, any invention conceived and reduced to practice from and after the Effective Date by American, its Affiliates or any American Agent, except to the extent such invention is conceived or reduced to practice jointly with Contractor, an Affiliate or any Contractor Agent; in each of (i) and (ii), regardless of whether such invention was conceived and reduced to practice using American Data or Contractor Data, respectively. For the avoidance of doubt, Contractor shall not be deemed an Affiliate of American, and American shall not be deemed an Affiliate of Contractor, for purposes of this Section 27(e). With respect to inventions conceived and reduced to practice by Contractor, its Affiliates or any Contractor Agent from and after the Effective Date, with the assistance of or at the request or suggestion of American, its Affiliates or any American Agent, and with respect to any invention conceived or reduced to practice from and after the Effective Date jointly by American, its Affiliates or any American Agent , on the one hand, and Contractor, an Affiliate, or Contractor Agent, on the other hand, each of Contractor, its Affiliates or any Contractor Agent, as applicable, and each of American, its Affiliates, or any American Agent, as applicable, hereby does and upon creation shall be deemed to assign joint right, title and interest in such invention to American or Contractor, as applicable, and American and Contractor shall have the rights of Joint Ownership as defined herein with respect to such invention.
     28. Cooperation With Respect to Reporting. Each Party shall use its commercially reasonable efforts to cooperate with the other Party in providing necessary data, to the extent in the possession of the first (1st) Party, required by such other Party to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency, stock exchange or other Governmental Authority.
     29. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature or portable document format (pdf).
     30. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     31. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding New York conflict of laws principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.
     32. Entire Agreement; Conflicts with this Agreement. This Agreement and the Station Exhibits embody the entire agreement between the Parties concerning the subject matter hereof and such agreements terminate and supersede all prior or contemporaneous agreements, discussions, undertakings and understandings, whether written or oral, express or implied, concerning the subject matter hereof. The effectiveness of this Agreement shall not be deemed a waiver by either Party of any disclosed or undisclosed breach, default, event of default or termination event under such other agreements.
     33. Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     34. Further Assurances. The Parties agree to take such further actions and execute and deliver such other documents, certificates, agreements and other instruments as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement.
     35. No Third Party Beneficiaries. Nothing in this Agreement or any Ancillary Agreement, expressed or implied, is intended to confer upon any party, other than the Parties and their respective permitted assigns, any rights, privileges, remedies, duties, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms hereof. Notwithstanding the foregoing, (a) each American Indemnified Party shall be a third party beneficiary with respect to Section 16(a) hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 16(a) hereof; and (b) each Contractor Indemnified Party shall be a third party beneficiary with respect to Section 16(b) hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 16(b) hereof.
     36. Relationship of the Parties.
(a)	Any Contractor employees and any Contractor Agents engaged in providing any of the Ground Handling Services are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of American. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent for American. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of American pursuant to this Agreement, American shall have no supervisory power or control over any Contractor employees or any Contractor Agents engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by American shall, in all events, be transmitted by American to Contractor’s Representative. Except as otherwise provided in this Agreement, nothing contained in this Agreement is intended to limit or condition Contractor’s control over its operations or the conduct of its business as a ground handling company, and Contractor and its principals assume their risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.
(b)	Any American employees and any American Agents engaged in performing any of the acts American performs pursuant to this Agreement are employees, agents and independent contractors of American for all purposes and under no circumstances will be deemed to be employees, agents or independent contractors of Contractor. Contractor shall have no supervision or control over any such American employees or any American Agents and any complaint or requested change in procedure made by Contractor shall be transmitted by Contractor to American’s Representative. In its performance under this Agreement, American shall act, for all purposes, as an independent contractor and not as an agent for Contractor. Nothing contained in this Agreement is intended to limit or condition American’s control over its operations or the conduct of its business as an air carrier.
(c)	Nothing in this Agreement shall be interpreted or construed as establishing between the Parties a fiduciary relationship, partnership, joint venture or other similar arrangement. Nothing in this Agreement authorizes either Party to make any contract, agreement, warranty, or representation on the other’s behalf, or to incur any debt or obligation in the other’s name.
     37. Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Tarrant County for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the other Party. To the extent permitted by applicable laws, rules or regulations of a Governmental Authority, each Party waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (a) that it is not subject to the jurisdiction of the above-named courts; (b) that the suit, action or proceeding is brought in an inconvenient forum; or (c) that the venue of the suit, action or proceeding is improper. Each Party further waives any right to a trial by jury.
     38. Limitation on Damages. EXCEPT TO THE EXTENT A PARTY MAY BE REQUIRED TO PAY IN CONNECTION WITH ANY CLAIM FOR INDEMNIFICATION UNDER SECTION 16, NEITHER PARTY TO THIS AGREEMENT NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR CLAIMS FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW, RULE OR REGULATION OF A GOVERNMENTAL AUTHORITY OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, AND EACH PARTY RELEASES THE OTHER AND ITS AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES. NEITHER PARTY SHALL BE ENTITLED TO RESCISSION OF THIS AGREEMENT AS A RESULT OF BREACH OF THE OTHER PARTY’S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS, OR FOR ANY OTHER MATTER; PROVIDED, THAT NOTHING IN THIS SECTION 38 SHALL RESTRICT THE RIGHT OF EITHER PARTY TO EXERCISE ANY RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO SECTION 12.
     39. Executive. To the extent that at any time during the Term hereof, Executive is no longer providing Ground Handling Services under this Agreement, Executive shall be deemed released from the terms and conditions hereof, except that the foregoing shall not apply to any prior actions taken or not taken by Executive that may give rise to a claim of any American Indemnified Party pursuant to Section 16 hereof.
     40. Survival of Certain Obligations. Except as set forth in the following sentence, all representations, warranties, covenants and agreements of the Parties set forth herein shall terminate and expire, and shall cease to be in full force and effect following the Term, or following the termination of all Stations, whichever is first to occur. All covenants and agreements of Eagle and Executive to American that contemplate actions to be taken or obligations in effect after the Term, or following the termination of all Stations, shall survive the Term, or the termination of all Stations, as the case may be, in accordance with the terms and to the extent contemplated thereby, including those described in Sections 11, 12 and 16 through 40.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have entered this Agreement effective as of the date set forth above.

AMERICAN AIRLINES, INC.
By:
Name:
Title:

AMERICAN EAGLE AIRLINES, INC.
By:
Name:
Title:

EXECUTIVE AIRLINES, INC.
By:
Name:
Title: